                                                                 EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                                AUGUST 12, 1997

                                     AMONG

                                TCI MUSIC, INC.,

                        TCI MUSIC ACQUISITION SUB, INC.

                                      AND

                            THE BOX WORLDWIDE, INC.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
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                                    ARTICLE I
                                   DEFINITIONS

Section 1.1   Definitions   . . . . . . . . . . . . . . . . . . . . . . . . .  1
Section 1.2   Other Definitions   . . . . . . . . . . . . . . . . . . . . . .  4
Section 1.3   Use of Terms  . . . . . . . . . . . . . . . . . . . . . . . . .  5

                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

Section 2.1   The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Section 2.2   Effective Time of the Merger  . . . . . . . . . . . . . . . . .  6

                                   ARTICLE III
                           CONVERSION OF CAPITAL STOCK

Section 3.1   Merger Consideration and Conversion of Stock  . . . . . . . . .  6
Section 3.2   Calculation of Exchange Rate  . . . . . . . . . . . . . . . . .  7
Section 3.3   Exchange of Certificates  . . . . . . . . . . . . . . . . . . .  8
Section 3.4   Dividends and Other Distributions.  . . . . . . . . . . . . . .  9
Section 3.5   No Fractional Shares.   . . . . . . . . . . . . . . . . . . . .  9
Section 3.6   No Liability  . . . . . . . . . . . . . . . . . . . . . . . . . 10
Section 3.7   Lost Certificates   . . . . . . . . . . . . . . . . . . . . . . 10
Section 3.8   Dissenting Shares.  . . . . . . . . . . . . . . . . . . . . . . 10
Section 3.9   Treatment of Stock Options, Etc.  . . . . . . . . . . . . . . . 11
Section 3.10  Shareholders' Approval  . . . . . . . . . . . . . . . . . . . . 11
Section 3.11  Closing of the Company's Transfer Books   . . . . . . . . . . . 12
Section 3.12  Assistance in Consummation of the Merger  . . . . . . . . . . . 12
Section 3.13  Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

                                   ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF TCI MUSIC AND ACQUISITION SUB

Section 4.1   Organization and Qualification  . . . . . . . . . . . . . . . . 12
Section 4.2   Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . 12
Section 4.3   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . 13

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Section 4.4   Authority Relative to this Agreement  . . . . . . . . . . . . . 13
Section 4.5   No Breach; Required Consents  . . . . . . . . . . . . . . . . . 14
Section 4.6   Consents and Approvals  . . . . . . . . . . . . . . . . . . . . 14
Section 4.7   Reports and Financial Statements  . . . . . . . . . . . . . . . 14
Section 4.8   Compliance with Law; Litigation   . . . . . . . . . . . . . . . 16
Section 4.9   Title to Assets   . . . . . . . . . . . . . . . . . . . . . . . 16
Section 4.10  Labor and Employee Matters  . . . . . . . . . . . . . . . . . . 16
Section 4.11  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Section 4.12  Operations of Acquisition Sub   . . . . . . . . . . . . . . . . 18
Section 4.13  No Broker   . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Section 4.14  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Section 4.15  Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . 19
Section 4.16  Transactions with Affiliates  . . . . . . . . . . . . . . . . . 19

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 5.1   Organization and Qualification  . . . . . . . . . . . . . . . . 19
Section 5.2   Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 5.3   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 5.4   Authority Relative to this Agreement  . . . . . . . . . . . . . 21
Section 5.5   No Breach; Required Consents  . . . . . . . . . . . . . . . . . 21
Section 5.6   Consents and Approvals  . . . . . . . . . . . . . . . . . . . . 21
Section 5.7   Reports and Financial Statements  . . . . . . . . . . . . . . . 22
Section 5.8   Compliance with Law; Litigation   . . . . . . . . . . . . . . . 23
Section 5.9   Title to Assets   . . . . . . . . . . . . . . . . . . . . . . . 23
Section 5.10  Labor and Employee Matters  . . . . . . . . . . . . . . . . . . 24
Section 5.11  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Section 5.12  Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Section 5.13  Financial Advisor   . . . . . . . . . . . . . . . . . . . . . . 26
Section 5.14  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Section 5.15  Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . 26
Section 5.16  Transactions with Affiliates  . . . . . . . . . . . . . . . . . 26

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1   Conduct of Business of the Company  . . . . . . . . . . . . . . 27
Section 6.2   Conduct of Business of TCI Music  . . . . . . . . . . . . . . . 28
Section 6.3   Remedies for Breach.    . . . . . . . . . . . . . . . . . . . . 28





                                      (ii)

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                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

Section 7.1   Access and Information  . . . . . . . . . . . . . . . . . . . . 29
Section 7.2   SEC Filings   . . . . . . . . . . . . . . . . . . . . . . . . . 29
Section 7.3   Meeting of Shareholders of the Company  . . . . . . . . . . . . 32
Section 7.4   Compliance with the Securities Act  . . . . . . . . . . . . . . 32
Section 7.5   Listing   . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Section 7.6   Reasonable Best Efforts   . . . . . . . . . . . . . . . . . . . 33
Section 7.7   Public Announcements  . . . . . . . . . . . . . . . . . . . . . 33
Section 7.8   Notification  . . . . . . . . . . . . . . . . . . . . . . . . . 33
Section 7.9   HSR Act Filings   . . . . . . . . . . . . . . . . . . . . . . . 33
Section 7.10  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . 34
Section 7.11  Employee Matters  . . . . . . . . . . . . . . . . . . . . . . . 34
Section 7.12  No Solicitation   . . . . . . . . . . . . . . . . . . . . . . . 35
Section 7.13  Indemnification of Executives   . . . . . . . . . . . . . . . . 36

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

Section 8.1   Conditions to Each Party's Obligation to Effect the Merger  . . 37
Section 8.2   Conditions to Obligation of the Company to Effect the Merger  . 38
Section 8.3   Conditions to Obligations of TCI Music and Acquisition Sub to
                     Effect the Merger  . . . . . . . . . . . . . . . . . . . 38

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

Section 9.1   Termination   . . . . . . . . . . . . . . . . . . . . . . . . . 39
Section 9.2   Effect of Termination   . . . . . . . . . . . . . . . . . . . . 40
Section 9.3   Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Section 9.4   Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

                                    ARTICLE X
                         GENERAL PROVISIONS; DEFINITIONS

Section 10.1  Non-Survival of Representations, Warranties and Agreements  . . 41
Section 10.2  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
Section 10.3  Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . 42





                                     (iii)

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Section 10.4  Specific Performance  . . . . . . . . . . . . . . . . . . . . . 42
Section 10.5  Third Party Beneficiaries   . . . . . . . . . . . . . . . . . . 42
Section 10.6  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . 42
Section 10.7  Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . 42
Section 10.8  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL   . . . . . . . . 43





                                      (iv)

EXHIBITS

Exhibit             Description

A                   Certificate of Designations for TCI Music Preferred Stock
B                   Form of Opinion of TCI Music Counsel
C                   Form of Opinion of Company Counsel

SCHEDULES

Schedule No.        Description

3.9                 Option Cancellation/Exercise Terms
4.3                 TCI Music Subsidiaries and Equity Affiliates
4.6                 TCI Music Consents
4.8(b)              TCI Music Litigation
4.9                 TCI Music Liens
4.10                TCI Music Employment Agreements
4.11(a)             TCI Music Benefit Plans
4.14                TCI Music Taxes
5.2(b)              Rights To Acquire Company Stock
5.3                 Company Subsidiaries and Equity Affiliates
5.6                 Company Consents
5.7(c)              Material Changes
5.9                 Company Liens
5.10                Company Employment Agreements
5.11(a)             Company Benefit Plans
5.11(g)             Benefits to Former Employees
5.14                Company Taxes
5.16                Company Affiliate Transactions
6.1                 Conduct of Business Pending the Merger
7.13(a)             Company Indemnification Agreements
8.2(e)              Term Sheet for Amendment to Contribution Agreement





                                      (v)

                          AGREEMENT AND PLAN OF MERGER


              THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 12, 1997, is entered into by and among TCI Music, Inc., a Delaware corporation ("TCI Music"), TCI Music Acquisition Sub, Inc., a Florida corporation and wholly owned subsidiary of TCI Music ("Acquisition Sub"), and The Box Worldwide, Inc. (formerly known as Video Jukebox Network, Inc.), a Florida corporation (the "Company").

                                    RECITALS

              A. TCI Music has proposed that it will acquire the Company in a transaction in which Acquisition Sub will merge with and into the Company, as a result of which TCI Music will become the holder of all the outstanding shares of common stock of the Company and the holders of shares of common stock of the Company outstanding immediately prior to such merger will become holders of shares of convertible preferred stock of TCI Music.

              B. The Boards of Directors of TCI Music, Acquisition Sub and the Company have each determined that the Merger is in the best interests of their respective corporations and shareholders.

              NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained in this Agreement, the parties to this Agreement agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

              Section 1.1 Definitions. As used in this Agreement, the following terms with initial capital letters will have the meanings set forth below:

              "Affiliate" means, as to any Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with correlative meaning, "controlling," "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person (whether through the ownership of voting securities, by contract or otherwise).

              "Certificate of Designations" means the Certificate of Designations in the form attached as Exhibit A.

              "Company Shareholders" means certain shareholders of the Company as defined in the Voting Agreement.

              "Company Common Stock" means the shares of common stock, par value $.001 per share, of the Company.

              "Company Preferred Stock" means the shares of 6% Convertible Redeemable Preferred Stock, par value $.15 per share and stated value $1.50 per share, of the Company.

              "Company Stock" means shares of Company Common Stock and shares of Company Preferred Stock.

              "Contribution Agreement" means the Contribution Agreement dated July 11, 1997, by and between TCI and TCI Music.

              "Code" means the Internal Revenue Code of 1986, as amended.

              "Environmental Law" means any applicable Legal Requirement relating to the protection, preservation or restoration of the environment (including, air, water vapor, surface water, ground water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource).

              "Equity Affiliate" means, as to any Person, any other Person in which such Person or any of its Subsidiaries holds a five percent or greater equity interest.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

              "ERISA Affiliate" means, as to any Person, any trade or business (whether or not incorporated) that is treated as a single employer with such Person under Section 414(b), (c), (m) or (o) or the Code.

              "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

              "Knowledge" means the actual present knowledge of a Person that is a human being and, in the case of a Person that is not a human being, the present actual knowledge of any director or officer (or any human being having duties comparable to those of a director or officer) of such Person.

              "Legal Requirement" means any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Entity, including judicial decisions applying common law or interpreting any other Legal Requirement or any agreement entered into with a Governmental Entity in resolution of a dispute or otherwise.

              "Lien" means any lien, security interest, pledge, charge, claim, option, right to acquire, restriction on transfer, voting restriction or encumbrance of any nature.

              "Material Adverse Effect" means a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of a Person and its Subsidiaries, taken as a whole, or on the ability of such Person to perform its obligations under this Agreement.

              "NASDAQ" means the over-the-counter market of the National Association of Securities Dealers, Inc.

              "PBGC" means the Pension Benefit Guaranty Corporation.

              "Person" means any human being or any partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity.

              "SEC" means the United States Securities and Exchange Commission.

              "Subsidiary" means, with respect to any Person, any other Person more than 50% of whose outstanding voting securities or partnership or other equity interests, as the case may be, are directly or indirectly owned by such Person.

              "TCI" means Tele-Communications, Inc.

              "TCI Music Preferred Stock" means the Series A Convertible Preferred Stock of TCI Music, par value $.01 per share, having the powers, designations, rights, qualifications and restrictions set forth in the Certificate of Designations in the form attached as Exhibit A.

              "TCI Music Series A Common Stock Value" means the average of the average daily closing bid and asked prices of one share of TCI Music Series A Common Stock for a period of 20 consecutive trading days ending on the third trading day prior to the Closing, as reported on the NASDAQ SmallCap Market.

              "Voting Agreement" means the Voting Agreement dated as of the date hereof by and among TCI Music and the Company Shareholders (as defined therein).

              Section 1.2 Other Definitions. The following terms are defined in the Sections indicated:

                     Term                                Section
                     ----                                -------
                     Acquisition Proposal                7.12
                     Acquisition Sub                     Preamble
                     Articles of Incorporation           2.1(a)
                     Agreement                           Preamble
                     Antitrust Division                  7.9
                     Articles of Merger                  2.2
                     Capitalization Amendment            2.1(a)
                     Closing                             3.13
                     Closing Date                        3.13
                     Company                             Preamble
                     Company Benefit Plans               5.11(a)
                     Company Permits                     5.8(a)
                     Company SEC Reports                 5.7(a)
                     Company Stock Certificates          3.3(a)
                     Dissenting Shares                   3.8
                     Effective Time                      2.2
                     Exchange Act                        4.6
                     Exchange Agent                      3.3(a)
                     Exchange Rate                       3.2
                     Executive                           7.13(a)
                     FBCA                                2.1
                     FTC                                 7.9
                     Governmental Entity                 4.8(a)
                     HSR Act                             4.6
                     Indemnified Party                   7.2(h)(iii)
                     Indemnifying Party                  7.2(h)(iii)
                     Joint Proxy Statement/Prospectus    7.2(a)
                     Losses                              7.2(h)(i)
                     Meeting                             7.3
                     Merger                              2.1
                     Merger Consideration                3.1
                     Most Recent Company Balance Sheet   5.7(c)
                     Most Recent TCI Music Balance
                          Sheet                          4.7(c)
                     Other Filings                       7.2(b)
                     Preliminary Joint Proxy Statement/  7.2(a)
                          Prospectus
                     SEC Filings                         7.2(c)
                     Securities Act                      4.6
                     Surviving Corporation               2.1

                     Tax                                 4.14
                     TCI Music                           Preamble
                     TCI Music Certificates              3.3(a)
                     TCI Music Permits                   4.8(a)
                     TCI Music SEC Reports               4.7(a)

              Section 1.3 Use of Terms. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variations) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense. The word day means a calendar day. All accounting terms not otherwise defined in this Agreement will have the meanings ascribed to them under GAAP.

                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

              Section 2.1 The Merger. Subject to the terms and conditions of this Agreement, and the Florida Business Corporation Act ("FBCA"), at the Effective Time: (i) Acquisition Sub will be merged with and into the Company (the "Merger"); (ii) the separate existence of Acquisition Sub will cease and the Company will continue as the surviving corporation in the Merger (the "Surviving Corporation"); and (iii) the name of the Surviving Corporation will be The Box Worldwide, Inc. From and after the Effective Time, and without any further action on the part of any Person, the Merger will have all the effects provided by applicable Legal Requirements, including Sections 607.1302 and
607.1320 of the FBCA, the effects described in Section 3.1 with respect to the capital stock of Acquisition Sub and the Company and, subject to applicable Legal Requirements, the following additional effects:

              (a) Articles of Incorporation. The Fourth Amended and Restated Articles of Incorporation of the Company, as amended, as in effect on the date of this Agreement, will be amended (the "Capitalization Amendment") to increase the authorized number of shares of Company Common Stock from 40,000,000 shares to 100,000,000 shares. At the Effective Time, the Fourth Amended and Restated Articles of Incorporation of the Company, as so amended (the "Articles of Incorporation"), will become the Articles of Incorporation of the Surviving Corporation, and such Articles of Incorporation may thereafter be amended and/or restated as provided therein and by the FBCA.

              (b) Bylaws. At the Effective Time, the Bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, will become the Bylaws of the Surviving Corporation, and such Bylaws may thereafter be amended or repealed in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by the FBCA.

              (c) Directors. At the Effective Time, the directors of Acquisition Sub immediately prior to the Effective Time will become the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and the FBCA and until the earlier of such director's resignation or removal or such director's successor is duly elected and qualified, as the case may be.

              (d) Officers. At the Effective Time, the officers of Acquisition Sub immediately prior to the Effective Time will become the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and the FBCA and until the earlier of such officer's resignation or removal or such officer's successor is duly appointed and qualified, as the case may be.

              (e) Properties and Liabilities. At the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Sub will become the debts, liabilities and duties of the Surviving Corporation.

              Section 2.2 Effective Time of the Merger. Subject to the terms and conditions in this Agreement, the parties will prepare, sign and acknowledge, in accordance with the FBCA, articles of merger (the "Articles of Merger") and deliver the Articles of Merger to the Secretary of State of the State of Florida for filing pursuant to the FBCA on the Closing Date. The Merger will become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Florida. As used in this Agreement, the "Effective Time" means the time at which the Articles of Merger are filed with the Secretary of State of the State of Florida.

                                  ARTICLE III

                          CONVERSION OF CAPITAL STOCK

              Section 3.1 Merger Consideration and Conversion of Stock. The aggregate consideration deliverable by TCI Music in the Merger (the "Merger Consideration") will be equal to (a) the sum of (i) $38,502,672 and (ii) $1.50 times the number of shares of Company Common Stock issued prior to the Effective Time upon the exercise or conversion of options, warrants, convertible securities or other rights to acquire Company Common Stock that are outstanding as of the date of this Agreement minus (b) the sum of (i) $1.50 times the number of Dissenting Shares (as defined in Section 3.8), (ii) $1.50 times the number of shares of Company Preferred Stock outstanding at the Effective Time that are not Dissenting Shares and (iii) all accrued and unpaid dividends on shares of Company Preferred Stock as of the Effective Time, whether or not such shares are Dissenting Shares. The Merger Consideration will be deliverable at the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of capital stock of any corporation as follows:

              (a) Each share of Company Common Stock outstanding immediately prior to the Effective Time (except shares subject to Section 3.1(b) and Dissenting Shares) will be converted into and will thereafter evidence and become (i) a fraction (rounded to the nearest one-hundredth), representing the Exchange Rate calculated in accordance with Section 3.2, of one share of TCI Music Preferred Stock and (ii) as to any holder of shares of Company Common Stock, if the total number of shares of Company Common Stock of such holder is not convertible into a whole number of shares of TCI Music Preferred Stock, the right to receive cash in lieu of any fractional share of TCI Music Preferred Stock as provided in Section 3.5.

              (b) Each share of the capital stock of the Company issued and outstanding immediately prior to the Effective Time and owned directly or indirectly by the Company, if any, will be canceled and retired, and no TCI Music Preferred Stock or other consideration will be delivered in exchange therefor.

              (c) Each share of common stock, par value $.01 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time (except shares subject to Section 3.1(d)) will be converted into and will thereafter evidence and become that number of validly issued, fully paid, and nonassessable shares of common stock, par value $.001 per share, of the Surviving Corporation equal to the quotient of (a) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time divided by (b) the number of shares of common stock of Acquisition Sub outstanding immediately prior to the Effective Time rounded, in the case of any fractional share, down to the nearest whole number.

              (d) Each share of the capital stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time and owned directly or indirectly by Acquisition Sub, if any, will be canceled and retired, and no common stock of the Surviving Corporation or other consideration will be delivered in exchange therefor.

              (e) Each share of Company Preferred Stock outstanding immediately prior to the Effective Time will continue to be outstanding with all the rights, privileges and preferences set forth in the Articles of Incorporation and the FBCA, unless such share is a Dissenting Share, in which case such share only will have the rights prescribed by Sections 607.1302 and
607.1320 of the FBCA.

              Section 3.2 Calculation of Exchange Rate. For purposes of this Agreement, the "Exchange Rate" will be the quotient (rounded to the nearest hundredth) of (a) the quotient (rounded to the nearest hundredth) of the Merger Consideration divided by three times the TCI Music Series A Common Stock Value, divided by (b) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, less the number of shares of Company Common Stock that are Dissenting Shares.

              Section 3.3   Exchange of Certificates.

              (a) Exchange Agent. The Bank of New York (or, if The Bank of New York is unable or unwilling to serve in such capacity, another bank or trust company selected by TCI Music and reasonably acceptable to the Company) will act as exchange agent (the "Exchange Agent") in connection with the surrender of certificates that, prior to the Effective Time, evidenced outstanding shares of Company Common Stock ("Company Stock Certificates"). Prior to the Closing Date, TCI Music will deposit with the Exchange Agent for exchange in accordance with this Section 3.3 certificates evidencing the shares of TCI Music Preferred Stock to be issued in the Merger ("TCI Music Certificates"), which shares of TCI Music Preferred Stock will be deemed to be issued at the Effective Time. At and following the Effective Time, TCI Music will deliver to the Exchange Agent such cash as may be required from time to time to make payments of cash in lieu of fractional shares of TCI Music Preferred Stock in accordance with Section 3.5.

              (b) Exchange. As soon as practicable after the Effective Time, but subject to the provisions of Section 3.8 regarding Dissenting Shares, TCI Music will cause the Exchange Agent to mail to each Person who was a holder of record of Company Common Stock at the Effective Time: (i) a letter of transmittal (which will specify that delivery will be effective, and risk of loss and title to any Company Stock Certificates will pass, only upon delivery of the Company Stock Certificates to the Exchange Agent and will be in such form and will have such other provisions that are specified by TCI Music and reasonably acceptable to the Company); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for TCI Music Certificates (together with any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares of TCI Music Preferred Stock pursuant to Section 3.5). Upon surrender of a Company Stock Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by TCI Music, together with such letter of transmittal, duly executed, and such other documents as may be required by the Exchange Agent or such other agent, the holder of such Company Stock Certificate will be entitled to receive in exchange therefor TCI Music Certificates representing the number of whole shares of TCI Music Preferred Stock that such holder has the right to receive pursuant to this Agreement (together with any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares of TCI Music Preferred Stock pursuant to Section 3.5) and the Company Stock Certificate so surrendered will be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, TCI Music Certificates representing the proper number of shares of TCI Music Preferred Stock may be issued to a Person other than the Person in whose name the surrendered Company Stock Certificate is registered if the Company Stock Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to TCI Music that any applicable stock transfer tax has been paid. TCI Music will not directly or indirectly pay or reimburse any Person for any transfer taxes of the type referred to in the preceding sentence. If any TCI Music Certificates are to be delivered to a Person other than the Person in whose name the Company Stock Certificates surrendered in exchange therefor are registered, it will be a condition to the delivery of such TCI Music Certificates that the Company

Stock Certificates so surrendered are properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise is proper and that the Person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

              (c) Certificates Not Exchanged. After the Effective Time, each outstanding Company Stock Certificate will, until surrendered for exchange in accordance with this Section 3.3, be deemed for all purposes to evidence ownership of the number of whole shares of TCI Music Preferred Stock into which the shares of Company Common Stock (which, prior to the Effective Time, were represented thereby) are converted in accordance with Section 3.1, together with the right to receive any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares of TCI Music Preferred Stock pursuant to Section 3.5.

              (d) Expenses. Except as otherwise expressly provided in this Agreement, TCI Music will pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of TCI Music Preferred Stock for shares of Company Common Stock, except any charges or expenses that are otherwise solely the liability of one or more holders of Company Common Stock. Any TCI Music Certificates deposited with the Exchange Agent that remain unclaimed by the former shareholders of the Company after six months following the Effective Time will be delivered to TCI Music upon its demand, and any former shareholders of the Company who have not then complied with the instructions for exchanging their Company Stock Certificates will thereafter look only to TCI Music for exchange of Company Stock Certificates and for any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares of TCI Music Preferred Stock pursuant to Section 3.5.

              Section 3.4 Dividends and Other Distributions. No dividends or other distributions declared or made after the Effective Time with respect to shares of TCI Music Preferred Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of TCI Music Preferred Stock issuable upon surrender thereof until the holder of such Company Stock Certificate surrenders such Company Stock Certificate in accordance with Section 3.3. Subject to the effect of applicable Legal Requirements, following surrender of any such Company Stock Certificate, TCI Music will pay or cause to be paid, without interest, to the record holder of TCI Music Certificates issued in exchange therefor, (a) at the time of such surrender, the amount of cash in lieu of fractional shares of TCI Music Preferred Stock to which such holder is entitled pursuant to Section 3.5 and the amount, if any, of dividends or other distributions by TCI Music with a record date after the Effective Time theretofore paid with respect to such whole shares of TCI Music Preferred Stock and (b) at the appropriate payment date, the amount of dividends or other distributions (if any) by TCI Music with a record date after the Effective Time but prior to surrender of such Company Stock Certificate and a payment date subsequent to such surrender payable with respect to such whole shares of TCI Music Preferred Stock.

              Section 3.5   No Fractional Shares.

              (a) Cash Payment in Lieu of Fractional Shares. No certificates or scrip representing fractional shares of TCI Music Preferred Stock will be issued upon the surrender of Company Stock Certificates pursuant to Section 3.3. No such fractional interest will entitle the owner thereof to any rights as a security holder of TCI Music. In lieu of any such fractional shares of TCI Music Preferred Stock, each holder of Company Common Stock entitled to receive shares of TCI Music Preferred Stock in the Merger, upon surrender of such Person's Company Stock Certificates for exchange pursuant to
Section 3.3, will be entitled to receive an amount in cash (without interest), rounded to the nearest cent, determined by multiplying three times the TCI Music Series A Common Stock Value by the fractional share interest in TCI Music Preferred Stock to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held of record by such holder immediately prior to the Effective Time).

              (b) Deposit with Exchange Agent. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of TCI Music Preferred Stock in lieu of any fractional unit interests, TCI Music will promptly deposit with the Exchange Agent cash in the required amounts and the Exchange Agent will mail such amounts without interest to such holders; provided however, that no such amount will be paid to any holder with respect to any Company Stock Certificate prior to the surrender by such holder of such Company Stock Certificate.

              Section 3.6 No Liability. None of TCI Music, Acquisition Sub, the Company, the Surviving Corporation or the Exchange Agent will be liable to any holder of shares of Company Common Stock for any shares of TCI Music Preferred Stock, dividends or distributions with respect thereto or cash payable in lieu of fractional shares of TCI Music Preferred Stock delivered to a state abandoned property administrator or other public official pursuant to any applicable abandoned property, escheat or similar law.

              Section 3.7 Lost Certificates. If any Company Stock Certificate is lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate the shares of TCI Music Preferred Stock (and any dividend or distribution with respect thereto made after the Effective Time and any cash payable in lieu of fractional shares of TCI Music Preferred Stock pursuant to Section 3.5) deliverable in respect thereof as determined in accordance with the terms of this Agreement, subject to the condition that the Person to whom the TCI Music Preferred Stock (and any dividend or distribution with respect thereto made after the Effective Time and any cash payable in lieu of fractional shares pursuant to Section 3.5) are to be issued, shall have (a) delivered to TCI Music an affidavit claiming such Company Stock Certificate to be lost, stolen, or destroyed and (b) if required by TCI Music, given TCI Music an indemnity satisfactory to TCI Music against any claim that may be made against TCI Music with respect to the Company Stock Certificate alleged to have been lost, stolen or destroyed.

              Section 3.8 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Stock outstanding immediately prior to the Effective Time that are held by holders of such shares who have not voted in favor of the Merger or consented thereto in writing and who have demanded appraisal rights with respect thereto in accordance with Sections 607.1302 and 607.1320 of the FBCA (the "Dissenting Shares") will not be converted into or be exchangeable for the right to receive shares of TCI Music Preferred Stock or any dividend or distribution with respect thereto made after the Effective Time or any cash payable in lieu of fractional shares of TCI Music Preferred Stock pursuant to Section 3.5, but holders of Dissenting Shares will be entitled to receive payment of the fair value of their Dissenting Shares in accordance with the provisions of the FBCA and this Section 3.8. Any shares of Company Stock held by a shareholder who, prior to the Effective Time, withdraws a demand for appraisal of such shares or loses the right to appraisal as provided in the FBCA will not be considered Dissenting Shares. The Company will give TCI Music prompt notice of any written demands for appraisal of any shares of Company Stock, attempted withdrawals of such demand and any other notices or other documents received by the Company pursuant to the FBCA relating to shareholders' rights of appraisal. The Company will make all payments required by the FBCA to be made in respect of Dissenting Shares, including any costs assessed against the Company pursuant to Sections 607.1302 and 607.1320 of the FBCA, and TCI Music or any of its Affiliates will directly or indirectly reimburse or otherwise provide funds to the Company with respect to such payments.

              Section 3.9 Treatment of Stock Options, Etc.. The Company will take all action necessary to cause any outstanding stock options, warrants or other rights to acquire any capital stock of the Company to be canceled if not exercised prior to or at the Effective Time, except for shares of Company Preferred Stock; provided, however, that, except as provided in Schedule 3.9, the Company will not pay or agree to pay or deliver any cash or other consideration to the holder of any such option, warrant or other right in consideration of the cancellation or termination thereof.

              Section 3.10 Shareholders' Approval. Subject to fiduciary duty obligations of the Board of Directors of the Company under applicable Legal Requirements, the Company will use its best efforts, in accordance with applicable Legal Requirements and the Articles of Incorporation and Bylaws of the Company, to have this Agreement, the Merger, the Capitalization Amendment and the transactions contemplated by this Agreement approved by the holders of capital stock of the Company entitled to vote thereon. The Company will notify TCI Music of the date set for any shareholder action to be taken in connection with approval of the Merger not later than 30 days prior to such date. The Board of Directors of the Company will, subject to fiduciary duty obligations under applicable Legal Requirements, recommend that holders of Company Stock vote to adopt this Agreement and approve the Merger, the Capitalization Amendment and the transactions contemplated by this Agreement and will use best efforts to solicit from such holders proxies in favor of such approval and adoption and take all other action necessary or helpful to secure such favorable vote. Such efforts will include causing the Joint Proxy Statement/Prospectus to include the recommendation of the Board of Directors of the Company that its shareholders approve the Merger and related transactions, including the Capitalization Amendment; provided however, that the Board of Directors of the Company may modify or withdraw its recommendation if it determines, with the advice of outside counsel, that it may be required to do so in the exercise of its fiduciary duties. Unless the Company's Board of Directors releases TCI Music and Acquisition Sub from such obligation, each of TCI Music and Acquisition Sub will use its best efforts to cause all shares of Company Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by

Liberty VJN, Inc. and any Affiliate of TCI Music and Acquisition Sub, on the record date for the Meeting, to be voted in favor of the Merger.

              Section 3.11 Closing of the Company's Transfer Books. At the Effective Time, the stock transfer books of the Company will be closed and no transfer of shares of Company Common Stock will be made thereafter. In the event that, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation, they will be canceled and exchanged for the TCI Music Certificates (and, if required, cash) as provided in Section 3.3(b) and
Section 3.5.

              Section 3.12 Assistance in Consummation of the Merger. Each of TCI Music, Acquisition Sub and the Company will provide all reasonable assistance to, and will cooperate with, each other to bring about the consummation of the Merger as soon as possible in accordance with the terms and conditions of this Agreement.

              Section 3.13 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place (i) at the offices of Sherman & Howard L.L.C., 633 Seventeenth Street, Suite 3000, Denver, Colorado, at 9:00 A.M. local time on the date that is the first business day after the day on which the last of the conditions set forth in Article VIII (excluding delivery of opinions and certificates) is fulfilled or waived or
(ii) at such other place and time as TCI Music and the Company agree in writing. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

                                   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF TCI MUSIC AND ACQUISITION SUB

              TCI Music and Acquisition Sub jointly and severally represent and warrant to the Company as follows:

              Section 4.1 Organization and Qualification. TCI Music is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and each has all requisite corporate power and authority to carry on its business as it is now being conducted. Each of TCI Music and Acquisition Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a Material Adverse Effect on it.

              Section 4.2   Capitalization.

              (a) As of the date of this Agreement, the authorized capital stock of TCI Music consists of: (i) 495,000,000 shares of common stock, par value $.01 per share, divided into the following classes: 295,000,000 shares of common stock designated as Series A Common Stock of which 14,896,649 shares are issued and outstanding and 200,000,000 shares of common stock, designated as Series B Common Stock of which 62,500,000 shares are issued and outstanding; and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, none of which are issued and outstanding.

              (b) All shares of TCI Music Preferred Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

              (c) As of the date of this Agreement, the authorized capital stock of Acquisition Sub consists of 1,000 shares of common stock, par value $.01 per share, of which 1,000 shares are issues and outstanding, all of which are owned beneficially and of record by TCI Music.

              Section 4.3 Subsidiaries. All Equity Affiliates of TCI Music are listed on Schedule 4.3 to this Agreement, which Schedule reflects the percentage and nature of TCI Music's ownership of each Subsidiary and Equity Affiliate of TCI Music. Each of TCI Music's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate or partnership power to carry on its business as it is now being conducted or currently proposed to be conducted. Each of TCI Music's Subsidiaries is duly qualified as a foreign corporation or partnership to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Material Adverse Effect on TCI Music. All the outstanding shares of capital stock of each of TCI Music's Subsidiaries that is a corporation are validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.3, the shares of capital stock or partnership or other ownership interests in each of TCI Music's Subsidiaries or Equity Affiliates that are owned by TCI Music or by a Subsidiary of TCI Music are owned free and clear of any Liens, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws or any other Legal Requirement. Except as set forth on Schedule 4.3, there are not, as of the date hereof, and at the Effective Time there will not be, any outstanding options, warrants, calls or other rights, agreements or commitments of any character, to which TCI Music or any of its Subsidiaries is a party, relating to the issued or unissued capital stock, other securities or partnership or other ownership interests in any of the Subsidiaries or Equity Affiliates of TCI Music.

              Section 4.4 Authority Relative to this Agreement. Each of TCI Music and Acquisition Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by TCI Music and Acquisition Sub have been duly authorized by the Boards of Directors of TCI Music and Acquisition Sub and by TCI Music as the sole stockholder of Acquisition Sub, and no other corporate proceedings on the part of TCI Music or Acquisition Sub are necessary to authorize this Agreement and the transactions contemplated by this Agreement. This Agreement constitutes a valid and binding obligation of each of TCI Music and Acquisition Sub enforceable against each of them in accordance with its terms, except (i) as enforcement may be limited by bankruptcy, insolvency or other similar Legal Requirements affecting the enforcement of creditors' rights generally, (ii) as the availability of indemnification and other remedies may be limited by federal and state securities laws and (iii) for limitations imposed by general principles of equity.

              Section 4.5 No Breach; Required Consents. The execution and delivery of this Agreement by TCI Music and Acquisition Sub do not, and the consummation of the transactions contemplated by this Agreement by TCI Music
and Acquisition Sub will not:   (a) violate or conflict with the Certificate or
Articles of Incorporation or Bylaws of TCI Music or Acquisition Sub; (b) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third-party right of termination, cancellation, modification or acceleration under any agreement or undertaking to which TCI Music or Acquisition Sub is a party or by which any of them is bound, except where such breach, default, Lien, third-party right of termination, cancellation, modification or acceleration would not have a Material Adverse Effect on TCI Music or Acquisition Sub; or
(c) subject to obtaining the approvals and making the filings described in
Section 4.6, constitute a violation of any applicable Legal Requirement, except where such violation would not have a Material Adverse Effect on TCI Music or Acquisition Sub.

              Section 4.6   Consents and Approvals.  Except as set forth on
Schedule 4.6, neither the execution and delivery of this Agreement by TCI Music and Acquisition Sub nor the consummation of the transactions contemplated by this Agreement by TCI Music and Acquisition Sub will require TCI Music or Acquisition Sub to make any filing or registration with, or obtain any authorization, consent or approval of, any Governmental Entity, except those required in connection, or in compliance, with the provisions of (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"),
(ii) the Communications Act of 1934, as amended, (iii) the Securities Act of 1933, as amended (the "Securities Act"), (iv) the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (v) the corporation, securities or blue sky laws or regulations, or similar Legal Requirements, of various states of the United States, and other than such filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have a Material Adverse Effect on TCI Music or Acquisition Sub or prevent the consummation of the transactions contemplated by this Agreement.

              Section 4.7   Reports and Financial Statements.

              (a) SEC Reports. TCI Music has filed all required forms, reports and documents required to be filed with the SEC since TCI Music was incorporated (collectively, the "TCI Music SEC Reports"). As of their respective dates or effective dates and except as the same may have been corrected, updated or superseded by means of a subsequent filing with the SEC prior to the date of this Agreement, none of the TCI Music SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. TCI Music has delivered to the Company, in the forms filed with the SEC, all the TCI Music SEC Reports.

              (b) Financial Statements. The audited consolidated financial statements of TCI Music contained in the TCI Music SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly TCI Music's consolidated financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby. The unaudited consolidated interim financial statements of TCI Music contained in the TCI Music SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared on a basis consistent with prior interim periods (except as required by applicable changes in GAAP or in SEC accounting policies) and include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of TCI Music's consolidated financial condition and results of operations for such periods.

              (c) Absence of Certain Changes. Except as disclosed in the TCI Music SEC Reports, since the date of the most recent balance sheet of TCI Music included in TCI Music's Amendment No. 1 to Registration Statement on Form S-4 filed with the SEC on June 12, 1997 (the "Most Recent TCI Music Balance Sheet"), there has not been any: (i) transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had, or would have, a Material Adverse Effect on TCI Music (other than as a result of changes in laws or regulations of general applicability or any changes resulting from general economic, financial, market or industry-wide conditions); (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of TCI Music; or (iii) entry into any commitment or transaction material to TCI Music and its Subsidiaries taken as a whole (including any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

              (d) Absence of Undisclosed Liabilities. Except as disclosed in the TCI Music SEC Reports, TCI Music does not have any indebtedness, liability or obligation required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the Most Recent TCI Music Balance Sheet other than liabilities, obligations and contingencies that (i) were incurred after the date of the Most Recent TCI Music Balance Sheet in the ordinary course of business or (ii) would not, in the aggregate, have a Material Adverse Effect on TCI Music.

              Section 4.8   Compliance with Law; Litigation.

              (a) Except as disclosed in the TCI Music SEC Reports, TCI Music and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, concessions, leases, instruments, orders and approvals (the "TCI Music Permits") of all courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign (each, a "Governmental Entity") required to be held under applicable Legal Requirements, except for such TCI Music Permits the failure of which to hold, individually or in the aggregate, does not have and, in the future is not likely to have, a Material Adverse Effect on TCI Music. To TCI Music's Knowledge, TCI Music and its Subsidiaries are in compliance with the terms of the TCI Music Permits, except for such failures to comply that, individually or in the aggregate, would not have a Material Adverse Effect on TCI Music. To TCI Music's Knowledge, the businesses of TCI Music and its Subsidiaries are not being conducted in violation of any Legal Requirement, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect on TCI Music. No investigation or review by any Governmental Entity with respect to TCI Music or any of its Subsidiaries is pending, or, to the Knowledge of TCI Music, threatened, nor has any Governmental Entity indicated to TCI Music in writing an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect on TCI Music.

              (b)    Except as disclosed in the TCI Music SEC Reports or on
Schedule 4.8(b), there is no suit, action or proceeding pending or, to the Knowledge of TCI Music, threatened, against or affecting TCI Music or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on TCI Music nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against TCI Music or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on TCI Music.

              Section 4.9 Title to Assets. Except as disclosed in the TCI Music SEC Reports, TCI Music and its Subsidiaries have good and merchantable title to all material assets reflected on the unaudited pro forma combined balance sheet as of March 31, 1997, included in TCI Music's Amendment No. 1 to Registration Statement on Form S-4 filed with the SEC on June 12, 1997, free and clear of any Lien except: (a) landlord's Liens and Liens for property taxes not delinquent; (b) statutory Liens that were created in the ordinary course of business and do not materially detract from the value of such assets or materially impair the use thereof in the operation of TCI Music's business;
(c) the Liens listed on Schedule 4.3 or Schedule 4.9; (d) leased interests in property owned by others and leased interests in property leased to others; and
(e) zoning, building or similar restrictions, easements, rights-of-way, reservations of rights, conditions, or other restrictions or encumbrances relating to or affecting real property that do not, individually or in the aggregate, materially interfere with the use of such real property in the operation of TCI Music's business.

              Section 4.10 Labor and Employee Matters. TCI Music is not a party to any contract with any labor organization and has not agreed to recognize any union or other collective bargaining unit. As of the date of this Agreement, no union or other collective bargaining unit has been certified as representing any of TCI Music's employees. To TCI Music's Knowledge, as of the date of this

Agreement, there is no representation or organizing effort pending or threatened against or affecting or involving TCI Music. TCI Music and its Subsidiaries are in compliance with all applicable Legal Requirements relating to the employment of employees, including any obligations relating to employment standards legislation, pay equity, occupational health and safety, labor relations and human rights legislation except for such failures to comply as do not have, and are not likely to have, a Material Adverse Effect on TCI Music. Schedule 4.10 sets forth all agreements or arrangements with any employee of TCI Music, whether oral or in writing, with respect to such employee's employment with TCI Music other than agreements or arrangements otherwise disclosed on Schedule 4.11(a).

              Section 4.11  ERISA.

              (a) Schedule 4.11(a) sets forth all "employee benefit plans," as defined in ERISA, and all other material employee benefit arrangements, programs or payroll practices, including severance pay, sick leave, vacation pay, salary continuation for disability, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement, employee assistance and employee discounts, that TCI Music or any of its ERISA Affiliates maintains or has an obligation to make contributions (the "TCI Music Benefit Plans").

              (b) Neither TCI Music nor any of its ERISA Affiliates has incurred any unsatisfied withdrawal liability, as defined in Section 4201 of ERISA, with respect to any multiemployer plan, nor has any of them incurred any liability due to the termination or reorganization of any multiemployer plan, except any such liability that would not have a Material Adverse Effect on TCI Music. To the Knowledge of TCI Music, neither TCI Music nor any of its ERISA Affiliates reasonably expects to incur any liability due to a withdrawal from or termination or reorganization of a multiemployer plan, except any such liability that would not have a Material Adverse Effect on TCI Music.

              (c) Each TCI Music Benefit Plan that is intended to qualify under Section 401 of the Code and the trust maintained pursuant thereto has been determined to be exempt from federal income taxation under Section 501 of the Code by the Internal Revenue Service, and to the Knowledge of TCI Music, nothing has occurred with respect to any such plan since such determination that is likely to result in the loss of such exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. Each TCI Music Benefit Plan has at all times been maintained in all material respects, by its terms and in operation, in accordance with all applicable Legal Requirements.

              (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under the TCI Music Benefit Plans or pursuant to applicable Legal Requirements (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension or grace period) and no accumulated funding deficiency exists with respect to any of the TCI Music Benefit Plans subject to
Section 412 of the Code.

              (e) To the Knowledge of TCI Music, there have been no violations of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the TCI Music Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such reports, documents and notices to the participants or beneficiaries of the TCI Music Benefit Plans, except such violations that, individually or in the aggregate, would not have a Material Adverse Effect on TCI Music.

              (f) There are no pending actions, claims or lawsuits that have been asserted or instituted against the TCI Music Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the TCI Music Benefit Plans, with respect to the operation of such plans (other than routine benefit claims), nor does TCI Music have Knowledge of facts that reasonably could be expected to form the basis for any such action, claim or lawsuit, except any such actions, claims or lawsuits that, individually or in the aggregate, would not have a Material Adverse Effect on TCI Music.

              (g) Except as provided in Schedule 4.11(g) and as may be required under Section 4980B of the Code, neither TCI Music nor any of its ERISA Affiliates maintains any TCI Music Benefit Plan that provides medical or welfare benefits to former employees.

              Section 4.12 Operations of Acquisition Sub. As of the date of this Agreement, Acquisition Sub has engaged in no other business activities other than this Agreement and the transactions contemplated by this Agreement and has no material assets or liabilities other than its rights and obligations under this Agreement.

              Section 4.13 No Broker. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of TCI Music or Acquisition Sub.

              Section 4.14 Taxes. TCI Music and each of its Subsidiaries have timely filed all Tax returns required to be filed by any of them and have timely paid or have established an adequate reserve for the payment of, all Taxes owed in respect of the periods covered by such returns, except where the failure to file such Tax returns or timely pay or establish an adequate reserve for the payment of such Taxes will not have a Material Adverse Effect on TCI Music. The information contained in such Tax returns is complete and accurate in all material respects. Neither TCI Music's nor any Subsidiary of TCI Music is delinquent in the payment of any Tax or other amount owed to any Governmental Entity, except where the amount owed, when paid, or the delinquency in paying the amount owed will not have a Material Adverse Effect on TCI Music. There are no claims or investigations pending or, to TCI Music's Knowledge, threatened against TCI Music or any of its Subsidiaries for past Taxes, except claims and investigations that would not have a Material Adverse

Effect on TCI Music and adequate provision for which has been made on the Most Recent Balance Sheet. Except as set forth on Schedule 4.14, none of TCI Music or its Subsidiaries has waived or extended any applicable statute of limitations relating to the assessment of any Taxes that would be payable by TCI Music or such Subsidiary. For the purposes of this Agreement, the term "Tax" includes all federal, state, local and foreign income, profits, estimated, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties and assessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts.

              Section 4.15  Environmental Laws.

              (a) Each of TCI Music and its Subsidiaries is in compliance in all respects with all Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect on TCI Music; and

              (b) No orders, directions or notices have been issued pursuant to any Environmental Law and no Governmental Entity has submitted to any of TCI Music and its Subsidiaries any request for information pursuant to any Environmental Law.

              Section 4.16 Transactions with Affiliates. Except as disclosed in the TCI Music SEC Reports or as contemplated by this Agreement, there is no lease, sublease, indebtedness, contract, agreement, commitment, understanding or other arrangement of any kind entered into by TCI Music with any officer, director or shareholder of TCI Music or any "affiliate" or "associate" of any of them (as those terms are defined in the Exchange Act) or of TCI Music, except, in each case, for compensation paid to directors and officers consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business), reimbursements of ordinary and necessary expenses incurred in connection with their employment and amounts paid or benefits granted pursuant to TCI Music Benefit Plans.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              The Company represents and warrants to TCI Music and Acquisition Sub as follows:

              Section 5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

              Section 5.2   Capitalization.

              (a) The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock, $.001 par value per share, of which 24,001,781 shares are issued and outstanding, 1,800,000 shares of Company Preferred Stock, of which 1,666,667 shares are issued and outstanding, and 200,000 shares of 8% convertible preferred stock, $1.00 par value per share, of which no shares are issued and outstanding.

              (b) Except as set forth on Schedule 5.2(b), there are no options, warrants, calls, subscriptions or other rights, agreements or commitments of any kind (including preemptive rights), to which the Company or any of its Subsidiaries is a party, relating to the issued or unissued capital stock or other securities of the Company. Schedule 5.2(b) sets forth for all such options, warrants, calls, subscriptions or other rights, agreements or commitments that are outstanding (i) the number of shares and the class or series of capital stock of the Company issuable pursuant thereto, (ii) the exercise or conversion price, (iii) the exercise or conversion period and (iv) if not immediately exercisable or convertible, the date on which they can be exercised or converted. Any such options, warrants, calls, subscriptions or other rights, agreements or commitments set forth on Schedule 5.2(b), if not exercised before the Effective Time, will be extinguished or otherwise will cease to be in effect at the Effective Time, except for the preemptive rights of holders of Company Preferred Stock that remain outstanding after the Effective Time, which preemptive rights will not, however, apply to the issuance of Company Common Stock upon conversion of shares of common stock of Acquisition Sub pursuant to Section 3.1(c).

              (c) All issued and outstanding shares of Company Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to, and have not been issued in violation of, any preemptive rights, and have not been issued in violation of any federal or state securities laws or any other Legal Requirement.

              Section 5.3 Subsidiaries. All Equity Affiliates of the Company are listed on Schedule 5.3 to this Agreement, which Schedule reflects the percentage and nature of the Company's ownership of each Subsidiary and Equity Affiliate of the Company. Each of the Company's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate or partnership power to carry on its business as it is now being conducted or currently proposed to be conducted. Each of the Company's Subsidiaries is duly qualified as a foreign corporation or partnership to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Material Adverse Effect on the Company. All the outstanding shares of capital stock of each of the Company's Subsidiaries that is a corporation are validly issued, fully paid and nonassessable. Except as set forth on Schedule 5.3, the shares of capital stock or partnership or other ownership interests in each of the Company's Subsidiaries or Equity Affiliates that are owned by the Company or by a Subsidiary of the Company are owned free and clear of any Liens, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws or any other Legal Requirement. Except as set forth on Schedule 5.3, there are not, as of the date hereof, and at the Effective Time there will not be, any outstanding options, warrants, calls or other rights, agreements or commitments of any character, to which the Company or any of its Subsidiaries is a party, relating to the issued or unissued capital stock, other securities or partnership or other ownership interests in any of the Subsidiaries or Equity Affiliates of the Company.

              Section 5.4 Authority Relative to this Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the holders of the Company Stock, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the Company's Board of Directors. Except for the approval of the holders of Company Stock, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated by this Agreement. The Board of Directors of the Company has received the opinion of Houlihan Lokey Howard & Zukin as financial advisor to the Company, to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by the Company's shareholders is fair to them from a financial point of view. Subject to approval of the shareholders of the Company in accordance with the FBCA, this Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except (i) as enforcement may be limited by bankruptcy, insolvency or other similar Legal Requirements affecting the enforcement of creditors' rights generally, (ii) as the availability of indemnification and other remedies may be limited by federal and state securities laws and (iii) for limitations imposed by general principles of equity.

              Section 5.5 No Breach; Required Consents. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement by the Company will not: (a) subject to the approval of holders of Company Stock, violate or conflict with the Articles of Incorporation or Bylaws of the Company; (b) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third-party right of termination, cancellation, modification or acceleration under any agreement or undertaking to which the Company is a party or by which it is bound, except where such breach, default, Lien, third-party right of termination, cancellation, modification, or acceleration would not have a Material Adverse Effect on the Company; or (c) subject to obtaining the consents, approvals or authorizations and making the filings or registrations described in Section 5.6, constitute a violation of any Legal Requirement, except where such violation would not have a Material Adverse Effect on the Company.

              Section 5.6   Consents and Approvals.  Except as set forth on
Schedule 5.6, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated by this Agreement by the Company will require the Company to make any filing or registration with, or obtain any authorization, consent or approval of, any Governmental Entity or any other Person, except those required in connection, or in compliance, with the provisions of (i) the HSR Act, (ii) the Communications Act of 1934, as amended, (iii) the Securities Act, (iv) the Exchange Act and (v) the corporation, securities or blue sky laws or regulations, or similar Legal Requirements, of the various states of the United States, and other than such other filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have a Material Adverse Effect on the Company or prevent the consummation of the transactions contemplated by this Agreement.

              Section 5.7   Reports and Financial Statements.

              (a) SEC Reports. The Company has filed all required forms, reports and documents required to be filed with the SEC since July 1, 1995 (collectively, the "Company SEC Reports"). As of their respective dates or effective dates and except as the same may have been corrected, updated or superseded by means of a subsequent filing with the SEC prior to the date of this Agreement, none of the Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has delivered to TCI Music, in the forms filed with the SEC, all the Company SEC Reports.

              (b) Financial Statements. The audited consolidated financial statements of the Company contained in the Company SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly the Company's consolidated financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby. The unaudited consolidated interim financial statements of the Company contained in the Company SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared on a basis consistent with prior interim periods (except as required by applicable changes in GAAP or in SEC accounting policies) and include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the Company's consolidated financial condition and results of operations for such periods.

              (c) Absence of Certain Changes. Since the date of the most recent consolidated balance sheet of the Company included in the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997 (the "Most Recent Company Balance Sheet") and except as set forth on Schedule 5.7(c), there has not been any: (i) transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had, or would have, a Material Adverse Effect on the Company (other than as a result of changes in laws or regulations of general applicability or any changes resulting from general economic, financial, market or industry-wide conditions); (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company; or (iii) entry into any commitment or transaction material to the Company and its Subsidiaries taken as a whole (including any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

              (d) Absence of Undisclosed Liabilities. The Company does not have any indebtedness, liability or obligation required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the Most Recent Company Balance Sheet other than liabilities, obligations and contingencies that (i) were incurred after the date of the Most Recent Company Balance Sheet in the ordinary course of business or (ii) would not, in the aggregate, have a Material Adverse Effect on the Company.

              Section 5.8   Compliance with Law; Litigation.

              (a) To the Company's Knowledge, the Company and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, concessions, leases, instruments, orders and approvals (the "Company Permits") of all Governmental Entities required to be held under applicable Legal Requirements, except such Company Permits the failure of which to hold, individually or in the aggregate, does not have and, in the future is not likely to have, a Material Adverse Effect on the Company. To the Company's Knowledge, the Company and its Subsidiaries are in compliance with the terms of the Company Permits, except for such failures to comply that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. To the Company's Knowledge, the businesses of the Company and its Subsidiaries are not being conducted in violation of any Legal Requirement, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending, or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company in writing an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect on the Company.

              (b) There is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on the Company nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on the Company.

              Section 5.9 Title to Assets. The Company and its Subsidiaries have good and merchantable title to all material assets reflected on the Most Recent Company Balance Sheet, free and clear of any Lien except: (a) landlord's Liens and Liens for property taxes not delinquent; (b) statutory Liens that were created in the ordinary course of business and do not materially detract from the value of such assets or materially impair the use thereof in the operation of the Company's business; (c) the Liens listed on Schedule 5.3 or
Schedule 5.9; (d) leased interests in property owned by others; and leased interests in property leased to others; and (e) zoning, building or similar restrictions, easements, rights-of-way, reservations of rights, conditions, or other restrictions or encumbrances relating to or affecting real property that do not, individually or in the aggregate, materially interfere with the use of such real property in the operation of the Company's business.

              Section 5.10 Labor and Employee Matters. The Company is not a party to any contract with any labor organization and has not agreed to recognize any union or other collective bargaining unit. As of the date of this Agreement, no union or other collective bargaining unit has been certified as representing any of the Company's employees. To the Company's Knowledge, as of the date of this Agreement, there is no representation or organizing effort pending or threatened against or affecting or involving the Company. The Company and its Subsidiaries are in compliance with all applicable Legal Requirements relating to the employment of employees, including any obligations relating to employment standards legislation, pay equity, occupational health and safety, labor relations and human rights legislation except for such failures to comply as do not have, and are not likely to have, a Material Adverse Effect on the Company. Schedule 5.10 sets forth all agreements or arrangements with any employee of the Company, whether oral or in writing, with respect to such employee's employment with the Company other than agreements or arrangements otherwise disclosed on Schedule 5.11(a).

              Section 5.11  ERISA.

              (a) Schedule 5.11(a) sets forth all "employee benefit plans," as defined in ERISA, and all other material employee benefit arrangements, programs or payroll practices, including severance pay, sick leave, vacation pay, salary continuation for disability, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement, employee assistance and employee discounts, that the Company or any of its ERISA Affiliates maintains or has an obligation to make contributions (the "Company Benefit Plans").

              (b) Neither the Company nor any of its ERISA Affiliates has incurred any unsatisfied withdrawal liability, as defined in Section 4201 of ERISA, with respect to any multiemployer plan, nor has any of them incurred any liability due to the termination or reorganization of any multiemployer plan, except any such liability that would not have a Material Adverse Effect on the Company. To the Knowledge of the Company, neither the Company nor any of its ERISA Affiliates reasonably expects to incur any liability due to a withdrawal from or termination or reorganization of a multiemployer plan, except any such liability that would not have a Material Adverse Effect on the Company.

              (c) Each Company Benefit Plan that is intended to qualify under Section 401 of the Code, and a form of trust that is similar in all material respects to the trust maintained pursuant thereto, have been determined to be exempt from federal income taxation under Section 501 of the Code by the Internal Revenue Service, and to the Knowledge of the Company, nothing has occurred with respect to any such plan since such determination that is likely to result in the loss of such exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. Each Company Benefit Plan has at all times been maintained in all material respects, by its terms and in operation, in accordance with all applicable Legal Requirements.

              (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under the Company Benefit Plans or pursuant to applicable Legal Requirements (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension or grace period) and no accumulated funding deficiency exists with respect to any of the Company Benefit Plans subject to Section 412 of the Code.

              (e) To the Knowledge of the Company, there have been no violations of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Company Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such reports, documents and notices to the participants or beneficiaries of the Company Benefit Plans, except such violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

              (f) There are no pending actions, claims or lawsuits that have been asserted or instituted against the Company Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Company Benefit Plans, with respect to the operation of such plans (other than routine benefit claims), nor does the Company have Knowledge of facts that reasonably could be expected to form the basis for any such action, claim or lawsuit, except any such actions, claims or lawsuits that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

              (g) Except as provided in Schedule 5.11(g) and as may be required under Section 4980B of the Code, neither the Company nor any of its ERISA Affiliates maintains any Company Benefit Plan that provides medical or welfare benefits to former employees.

              Section 5.12  Approval.

              (a) The Board of Directors of the Company at a meeting duly called and held: (i) determined that the Merger is advisable and fair and in the best interests of the Company and its shareholders; (ii) approved the Merger, the Capitalization Amendment and this Agreement and the transactions contemplated by this Agreement in accordance with the provisions of Section
607.1101 of the FBCA; (iii) recommended the approval of this Agreement, the Capitalization Amendment and the Merger by the holders of the Company Stock and directed that the Merger be submitted for consideration by the Company's shareholders at the Meeting in accordance with the provisions of Section
607.1103 of the FBCA; and (iv) adopted a resolution having the effect of causing the Merger not to be subject to Section 607.0902 of the FBCA.

              (b) The vote of 75% of the outstanding shares of the Company Stock entitled to vote, voting as a single class, is the vote required for the adoption and approval of this Agreement, the Merger and the other transactions contemplated by this Agreement, except that the vote of a majority of the outstanding shares of Company Stock entitled to vote, voting as a single class, will be sufficient for adoption and approval of the Capitalization Amendment. No class or series of shares of capital stock of the Company is entitled to vote on the adoption and approval of this Agreement, the Merger, the Capitalization Amendment or the other transactions contemplated by this Agreement as a separate class or series.

              Section 5.13 Financial Advisor/Investment Banker. Except for amounts payable to Houlihan Lokey Howard & Zukin and Communications Equity Associates, Inc. in the amounts and on the terms and conditions set forth on
Schedule 5.13, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. There has been delivered to TCI Music true and complete copies of the agreements pursuant to which Houlihan Lokey Howard & Zukin has been retained to act as financial advisor to, and Communications Equity Associates, Inc. has been retained to obtain financing for, the Company in connection with the Merger.

              Section 5.14 Taxes. The Company and each of its Subsidiaries have timely filed all Tax returns required to be filed by any of them and have timely paid or have established an adequate reserve for the payment of, all Taxes owed in respect of the periods covered by such returns, except where the failure to file such Tax returns or timely pay or establish an adequate reserve for the payment of such Taxes, will not have a Material Adverse Effect on the Company. The information contained in such Tax returns is complete and accurate in all material respects. Neither the Company nor any Subsidiary of the Company is delinquent in the payment of any Tax or other amount owed to any Governmental Entity, except where the amount owed, when paid, or the delinquency in paying the amount owed will not have a Material Adverse Effect on the Company. There are no claims or investigations pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries for past Taxes, except claims and investigations that would not have a Material Adverse Effect on the Company and adequate provision for which has been made on the Most Recent Balance Sheet. Except as set forth on Schedule 5.14, none of the Company or its Subsidiaries has waived or extended any applicable statute of limitations relating to the assessment of any Taxes that would be payable by the Company or such Subsidiary.

              Section 5.15  Environmental Laws.

              (a) Each of the Company and its Subsidiaries is in compliance in all respects with all Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect on the Company; and

              (b) No orders, directions or notices have been issued pursuant to any Environmental Law and no Governmental Entity has submitted to any of the Company and its Subsidiaries any request for information pursuant to any Environmental Law.

              Section 5.16 Transactions with Affiliates. Except as disclosed in the Company SEC Reports or Schedule 5.16, there is no lease, sublease, indebtedness, contract, agreement, commitment, understanding or other arrangement of any kind entered into by the Company with any officer, director or shareholder of the Company or any "affiliate" or "associate" of any of them (as those terms are defined in the Exchange Act) or of the Company, except, in each case, for compensation paid to directors and officers consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business), reimbursements of ordinary and necessary expenses incurred in connection with their employment and amounts paid or benefits granted pursuant to Company Benefit Plans.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

              Section 6.1 Conduct of Business of the Company. Prior to the Effective Time, except as set forth on Schedule 6.1 to this Agreement, without the prior consent of TCI Music:

              (a) The Company will conduct, and will cause each of its Subsidiaries to conduct, its business in the ordinary course, and will use, and will cause each of its Subsidiaries to use, its reasonable best efforts to preserve intact its present business organization and to preserve relationships with customers, suppliers and others having business dealings with them.

              (b) Except as required or permitted by this Agreement the Company will not, and will not permit any of its Subsidiaries to: (i) sell or pledge or agree to sell or pledge any capital stock or other ownership interest in any of its Subsidiaries; (ii) amend or propose to amend the Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries; (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other ownership interests in, the Company or any of its Subsidiaries, or declare, set aside or pay any dividend or other distribution to shareholders of the Company; (iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of capital stock of, or other ownership interests in, the Company or any of its Subsidiaries; or (v) agree to do any of the foregoing.

              (c) The Company will not, and will not permit any of its Subsidiaries to: (i) issue, deliver or sell or agree to issue, deliver or sell any shares of capital stock of, or other ownership interests in, the Company or any of its Subsidiaries, or any option, warrant or other right to acquire, or any security convertible into, shares of capital stock of, or other ownership interests in, the Company or any of its Subsidiaries, except as required or permitted by this Agreement; (ii) acquire, lease or dispose of any assets, other than in the ordinary course of business consistent with past practice;
(iii) (A) create, assume or incur any indebtedness for borrowed money exceeding $200,000, other than indebtedness incurred to refinance outstanding indebtedness in an amount not exceeding the principal amount of the indebtedness being refinanced and indebtedness owed by the Company to any of its Subsidiaries or by way of the Company's Subsidiaries to the Company or any other Subsidiary of the Company, (B) mortgage, pledge or subject to any Lien any of its assets except to secure indebtedness permitted by the foregoing clause (A) and Liens described in clauses (a) through

(e) of Section 5.9 or (C) enter into any other material transaction other than in each case in the ordinary course of business consistent with past practice;
(iv) make any payments with respect to any indebtedness of the Company or its Subsidiaries except such payments that are scheduled to come due prior to the Effective Time; (v) acquire by merging or consolidating with, or by acquiring assets of, or by purchasing a substantial ownership interest in, or by any other method, any business or any other Person, in each case in this clause (v) that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole; or (vi) agree to do any of the foregoing.

              (d) Except as required to comply with applicable Legal Requirements or existing Company Benefit Plans or as otherwise contemplated by this Agreement, the Company will not, and will not permit any of its Subsidiaries to: (i) adopt or terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Benefit Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee; (ii) increase in any manner the compensation or benefits of any director, officer or employee (except normal increases in the ordinary course of business consistent with past practice);
(iii) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan; (iv) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan (except in the ordinary course of business consistent with past practice); or (v) agree to do any of the foregoing.

              (e) The Company will not take or agree to take, and will cause its Subsidiaries not to take or agree to take, any action that would: (i) make any representation or warranty of the Company set forth in this Agreement untrue or incorrect so as to cause the condition set forth in Section 8.3(a) of this Agreement not to be fulfilled as of the Effective Time; or (ii) result in any of the other conditions of this Agreement set forth in Section 8.1 or
Section 8.3 of this Agreement not to be satisfied as of the Effective Time.

              Section 6.2 Conduct of Business of TCI Music. Prior to the Effective Time, except as contemplated or permitted by this Agreement TCI Music will not take or agree to take, and will cause its Subsidiaries not to take or agree to take, any action that would (i) make any representation or warranty of TCI Music or Acquisition Sub set forth in this Agreement untrue or incorrect so as to cause the condition set forth in Section 8.2(a) of this Agreement not to be fulfilled as of the Effective Time or (ii) result in any of the other conditions set forth in Section 8.1 or Section 8.2 of this Agreement not to be satisfied as of the Effective Time.

              Section 6.3 Remedies for Breach. The sole remedies (i) of TCI Music and Acquisition Sub for any breach by the Company of Section 6.1(e), and
(ii) of the Company for any breach by TCI Music of Section 6.2, will be injunctive relief or termination of this Agreement pursuant to Article X, unless, in any case, such breach is willful or intentional, in which event any and all available legal or equitable remedies may be obtained.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

              Section 7.1 Access and Information. Each of the Company and TCI Music and their respective Subsidiaries will afford to the other and to the other's accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments, records and personnel.

              Section 7.2   SEC Filings.

              (a) The Company and TCI Music will prepare jointly, and, as soon as reasonably practicable after the date of this Agreement, file with the SEC a joint proxy statement/registration statement (the "Preliminary Joint Proxy Statement/Prospectus") comprising preliminary proxy materials of the Company under the Exchange Act with respect to the Merger and a Registration Statement on Form S-4 and preliminary prospectus of TCI Music under the Securities Act with respect to the TCI Music Preferred Stock and the TCI Music Series A Common Stock underlying the TCI Music Preferred Stock to be issued in the Merger, and will thereafter use their respective reasonable best efforts to respond to any comments of the SEC with respect thereto and to cause a definitive joint proxy statement/registration statement (including all supplements and amendments thereto, the "Joint Proxy Statement/Prospectus") and proxy to be mailed to the Company's shareholders as promptly as practicable.

              (b) As soon as reasonably practicable after the date hereof, the Company and TCI Music will prepare and file any other filings relating to the Merger and the other transactions contemplated hereby that are required to be filed by each under the Exchange Act and other applicable Legal Requirements, including, if required, in the case of TCI Music, a registration statement on the applicable form under the Exchange Act with respect to the TCI Music Preferred Stock (collectively "Other Filings"), and will use their reasonable best efforts to respond to any comments of the SEC or any other appropriate government official with respect thereto.

              (c) The Company, on the one hand, and TCI Music, on the other, will cooperate with each other and provide all information necessary to prepare the Preliminary Joint Proxy Statement/Prospectus, the Joint Proxy Statement/Prospectus and the Other Filings (collectively "SEC Filings") and will provide promptly to the other party any information that such party may obtain that could necessitate amending any such document.

              (d) Each of the Company and TCI Music will notify the other promptly of the receipt of any comments from the SEC or its staff or any other government official and of any requests by the SEC or its staff or any other government official for amendments or supplements to any of the SEC Filings or for additional information and will supply the other with copies of all correspondence between the Company or any of its representatives or TCI or TCI Music or any of their respective representatives, as the case may be, on the one hand, and the SEC or its staff or any other government official, on the other hand, with respect thereto. If at any time prior to the Effective Time, any event occurs that should be set forth in an amendment of, or a supplement to, any of the SEC Filings, the Company and TCI Music promptly will prepare and file such amendment or supplement and will distribute such amendment or supplement as required by applicable Legal Requirements, including, in the case of an amendment or supplement to the Joint Proxy Statement/Prospectus, mailing such supplement or amendment to the Company's shareholders.

              (e) TCI Music covenants that the SEC Filings (other than any information provided by the Company for inclusion in the SEC Filings) (i) will comply in all material respects with the Securities Act and the Exchange Act and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

              (f) The Company covenants that the SEC Filings (other than any information provided by TCI for inclusion in the SEC Filings) (i) will comply in all material respects with the Securities Act and the Exchange Act and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (g) TCI Music will be responsible for all reasonable expenses incurred in complying with this Section 7.2, including all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel (other than counsel to the Company) and applicable blue-sky fees and expenses.

              (h)    (i)    TCI Music will indemnify, defend, and hold harmless
the Company, its officers, directors, employees and agents and each other Person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities (collectively, "Losses"), joint or several, to which any of the foregoing may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (A) an untrue statement or alleged untrue statement of a material fact contained in any SEC Filing, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that such misstatement or omission was based on or omitted from information provided by TCI Music in writing for inclusion in the SEC Filings or was made in reliance upon and in conformity with such information. TCI Music promptly will reimburse the Company and each such officer, director, employee, agent and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses (or action in respect thereof).

                     (ii) If this Agreement is terminated prior to the consummation of the Merger, the Company will indemnify, defend and hold harmless each of TCI Music and

Acquisition Sub and their officers and directors and each other Person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any Losses, joint or several, to which any of the foregoing may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (A) an untrue statement or alleged untrue statement of a material fact contained in any SEC Filing or (B) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the misstatement or omission was based on or omitted from information provided by the Company in writing for use in the SEC Filings or was made in reliance upon and in conformity with such information. The Company promptly will reimburse TCI Music and Acquisition Sub and each such officer, director and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses (or action in respect thereof).

                     (iii) For purposes of this Section 7.2, (A) "Indemnifying Party" means the Person having an obligation hereunder to indemnify any other Person pursuant to this Section 7.2, (B) "Indemnified Party" means the Person having the right to be indemnified pursuant to this Section 7.2 and (C) any information concerning the Company that is included in any SEC Filing that is provided to the Company or its counsel for review within a reasonable period before filing or use thereof and to which the Company has not provided written notice of objection to TCI Music will be deemed to have been provided by the Company for inclusion in such SEC Filing. Whenever any claim for indemnification arises under this Section 7.2, the Indemnified Party will promptly notify the Indemnifying Party in writing of such claim and, when known, the facts constituting the basis for such claim (in reasonable detail). Failure by the Indemnified Party so to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability hereunder except to the extent that such failure materially prejudices the Indemnifying Party.

                     (iv) After such notice, if the Indemnifying Party undertakes to defend any such claim, then the Indemnifying Party will be entitled, if it so elects, to take control of the defense and investigation with respect to such claim and to employ and engage attorneys of its own choice to handle and defend such claim, at the Indemnifying Party's cost, risk and expense, upon notice to the Indemnified Party of such election, which notice acknowledges the Indemnifying Party's obligation to provide indemnification hereunder. The Indemnifying Party will not settle any third-party claim that is the subject of indemnification without the written consent of the Indemnified Party, which consent will not be unreasonably withheld; provided however, that the Indemnifying Party may settle a claim without the Indemnified Party's consent if the settlement (A) makes no admission or acknowledgment of liability or culpability with respect to the Indemnified Party, (B) includes a complete release of the Indemnified Party and (C) does not require the Indemnified Party to make any payment or forego or take any action. The Indemnified Party will cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnified Party's name of appropriate cross claims and counterclaims) and the Indemnifying Party will reimburse the Indemnified Party for all reasonable direct out-of-pocket expenses incurred by the

Indemnified Party in connection with such cooperation. The Indemnified Party may, at its own expense, participate in any investigation, trial and defense of such lawsuit or action controlled by the Indemnifying Party and any appeal arising therefrom. If, after receipt of a claim notice pursuant to Section 7.2(h)(iii), the Indemnifying Party does not undertake to defend any such claim, the Indemnified Party may, but will have no obligation to, contest any lawsuit or action with respect to such claim and the Indemnifying Party will be bound by the result obtained with respect thereto by the Indemnified Party (including the settlement thereof without the consent of the Indemnifying Party). If there are one or more defenses available to the Indemnified Party that conflict with, or are additional to, those available to the Indemnifying Party, the Indemnified Party will have the right, at the expense of the Indemnifying Party, to participate in the defense of the lawsuit or action; provided however, that the Indemnified Party may not settle such lawsuit or action without the consent of the Indemnifying Party, which consent will not be unreasonably withheld.

                     (v) If the indemnification provided for in this Section 7.2(h) is for any reason unavailable to the Indemnified Party in respect of any Losses (or action in respect thereof) then the Indemnifying Party will, in lieu of indemnifying the Indemnified Party, contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or action in respect thereof), in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the statement or omission that resulted in such Losses (or action in respect thereof) as well as any other relevant equitable considerations. Relative fault with respect to an untrue or alleged untrue statement or omission of a material fact will be determined by reference to whether the untrue or alleged untrue statement or omission of a material fact related to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by the Indemnified Party as a result of the Losses (or action in respect thereof) referred to above will be deemed to include any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating, trying or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

              Section 7.3 Meeting of Shareholders of the Company. The Company will take all action necessary, in accordance with the FBCA and the Articles of Incorporation and Bylaws of the Company, to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement (as a plan of merger in accordance with Section 607.1101 of the FBCA), the Merger and the other transactions contemplated by this Agreement (the "Meeting"), to the extent such approval is required by the FBCA and the Articles of Incorporation of the Company.

              Section 7.4 Compliance with the Securities Act. Prior to the Closing Date, the Company will cause to be delivered to TCI Music a letter from the Company, identifying all Persons who were, in its opinion, at the time of the Meeting, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act. TCI Music may cause the TCI Music

Certificates evidencing shares of TCI Music Preferred Stock issued to such Persons to bear a legend referring to the applicability of paragraphs (c) and
(d) of Rule 145 under the Securities Act.

              Section 7.5 Listing. TCI Music will use its best efforts to cause the shares of TCI Music Preferred Stock issued in connection with the Merger and the shares of TCI Music Series A Common Stock issuable upon conversion of TCI Music Preferred Stock to be quoted on NASDAQ, subject to satisfaction, in each case, of applicable NASDAQ requirements upon official notice of issuance.

              Section 7.6 Reasonable Best Efforts. Subject to the fiduciary duty obligations of the Board of Directors of the Company, each of the parties to this Agreement will use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable, including the satisfaction of all conditions to the Merger.

              Section 7.7 Public Announcements. No party to this Agreement will make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated by this Agreement without prior consultation with the other parties as to the timing and contents of any such announcement as may be reasonable under the circumstances; provided however, that nothing contained herein will prevent any party from promptly making all filings with Governmental Entities that may, in its reasonable judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement so long as such party gives timely notice to the other parties of the anticipated disclosure and cooperates with the other parties in designing reasonable procedural and other safeguards to preserve, to the maximum extent possible, the confidentiality of all information furnished by the other parties pursuant to this Agreement.

              Section 7.8 Notification. In the event of, or after obtaining knowledge of the occurrence or threatened occurrence of, any fact or circumstance that would cause or constitute a breach of any of its representations and warranties set forth herein, each party to this Agreement promptly will give notice thereof to the other parties and will use its best efforts to prevent or remedy such breach.

              Section 7.9 HSR Act Filings. TCI Music and the Company each will make or cause to be made an appropriate filing of a Notification and Report Form pursuant to the HSR Act no later than 15 business days after the date of this Agreement. Each such filing will request early termination of the waiting period imposed by the HSR Act. The Company and TCI Music each will use its reasonable best efforts to respond or cause a response to be made as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Entity in connection with antitrust matters; provided however, that nothing contained herein will be deemed to preclude either the Company or TCI from negotiating reasonably with any Governmental Entity regarding the scope and content of any such requested information or documentation. The Company and TCI Music each will use their respective reasonable best efforts to overcome any objections that may be raised by the FTC, the Antitrust Division or any other Governmental Entity having jurisdiction over antitrust matters. Notwithstanding the foregoing, neither TCI Music nor the Company will be required to make any significant change in the operations or activities of the business (or any material assets employed therein) of TCI Music or any of its Affiliates, or of the Company or any of its Affiliates, as the case may be, if TCI Music or the Company, as the case may be, determines in good faith that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of TCI Music or any of its Affiliates or the Company or any of its Affiliates, as the case may be.

              Section 7.10 Further Assurances. Each of the parties to this Agreement will execute such documents and other instruments and take such further actions as may be reasonably necessary or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated by this Agreement or, at and after the Closing Date, to evidence the consummation of the transactions contemplated by this Agreement. Upon the terms and subject to the conditions of this Agreement, each of the parties to this Agreement will take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

              Section 7.11  Employee Matters.

              (a) Prior to the Effective Time, if so requested by TCI Music, the Company will give notice of termination of employment to its employees.
TCI Music may, but will have no obligation to, employ or offer employment to any employees of the Company. The Company has provided to TCI Music a list of all employees of the Company as of July 1, 1997, showing their current positions, rates of compensation and dates of hire. Within 30 days after the date of execution of this Agreement (or such later date as TCI Music and the Company may mutually agree), TCI Music will provide to the Company in writing a list of employees TCI Music desires to employ following the Closing (subject to satisfaction of TCI Music's conditions for employment) (the "Desired Employees"). TCI Music will notify the Company prior to distributing offer notices to the Desired Employees and will coordinate in all reasonable respects with TCI Music to allow TCI Music to evaluate personnel files and interview employees of the Company to make hiring decisions. As of the Closing Date, the Company will terminate the employment of all of its employees.

              (b) The Company will pay or cause to be paid to all employees all compensation, including salaries, commissions, bonuses, deferred compensation, reasonable severance, insurance, pensions, profit sharing, vacation (other than vacation which is allowed to be carried over pursuant to this Section), sick pay and other compensation or benefits to which they are entitled for periods prior to the Closing, including all amounts, if any, payable on account of the termination of their employment. As to any employees who are entitled to severance payments but are offered employment with TCI Music, the Company will use its best efforts to obtain waivers of such employees' rights to severance payments upon acceptance of such offers of employment.

              (c) The Company will be responsible for maintenance and distribution of benefits accrued under any employee benefit plan (as defined in ERISA) maintained by the Company pursuant to the provisions of such plans. TCI Music will not assume any obligation or liability for any such accrued benefits nor any fiduciary or administrative responsibility to account for or dispose of any such accrued benefits under any employee benefit plans maintained by the Company.

              (d) All claims and obligations under, pursuant to or in connection with any welfare, medical, insurance, disability or other employee benefit plans of the Company or arising under any Legal Requirement affecting employees of the Company incurred on or before the Closing Date or resulting or arising from events or occurrences occurring or commencing on or before the Closing Date will be satisfied or provided for by the Company prior to the Closing, and TCI Music will not have or assume any obligation or liability in connection with any such plan.

              (e) The Company will retain full responsibility and liability for offering and providing "continuation coverage" of any "qualified beneficiary" who is covered by a "group health plan" sponsored or contributed to by such party and who has experienced a "qualifying event" or is providing "continuation coverage" on or prior to the Closing Date. "Continuation coverage," "qualified beneficiary," "group health plan," and "qualified event" all will have the meanings given such terms under Code Section 4980B.

              (f) Nothing in this Agreement will (i) require TCI Music to assume any collective bargaining agreement between the Company and any labor organization or (ii) be deemed to make any employee of the parties a third-party beneficiary of this Agreement.

              (g) To the extent permitted under TCI Music's Benefits Plans, each employee of the Surviving Corporation who was an employee of the Company immediately prior to the Effective Time (i) will receive credit for past service with the Company for purposes of eligibility and vesting under the Surviving Corporation's employee benefit plans, as defined in Section 3(3) of ERISA, to the extent such service was credited under the Company Benefit Plans on the Closing Date, (ii) will not be subject to any waiting periods or limitations on benefits for pre-existing conditions under the Surviving Corporation's employee benefit plans, including any group health and disability plans, except to the extent such employees were subject to such limitations under the Company Benefit Plans and (iii) will receive credit for past service with the Company for purposes of eligibility and vesting under the Surviving Corporation's plans and policies with respect to seniority benefits, including vacation and sick leave.

              Section 7.12 No Solicitation. Subject to the fiduciary duties of the Board of Directors of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries or any of their respective officers, directors, representatives or agents will take any action to (i) initiate the submission of any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in negotiations with, or provide information concerning the Company, its assets, liabilities or business to, any Person in connection with any Acquisition Proposal. The Company will promptly communicate to TCI Music any solicitation or inquiry received by the Company and the terms of any proposal or inquiry that it may receive in respect of any Acquisition Proposal, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it. Nothing in this Section 7.12 shall be construed as prohibiting the Board of Directors of the Company from
(i) making any disclosure to the Company's shareholders, or (ii) responding to any unsolicited proposal or inquiry by advising the Person making such proposal or inquiry of the terms of this Section 7.12. "Acquisition Proposal" means any proposed (i) merger, consolidation or similar transaction involving the Company, (ii) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of all or any substantial part of the assets of the Company or its Subsidiaries, (iii) issue, sale or other disposition of securities representing 25% or more of the voting power of the Company Stock or (iv) transaction in which any Person proposes to acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the outstanding Company Stock.

              Section 7.13  Indemnification of Executives.

              (a) Indemnification. TCI Music will cause the Surviving Corporation to, and, should the Surviving Corporation fail or be unable to do so, TCI Music shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of the Company (each, an "Executive"), against all losses, expenses, damages, liabilities, costs, judgments, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation based on or arising out of, in whole or in part, any actions or omissions of such Executive as an officer or director of the Company on or prior to the Effective Time, including actions or omissions relating to any of the transactions contemplated by this Agreement, to the fullest extent permitted under the FBCA, the Articles of Incorporation and Bylaws of the Company and the Indemnification Agreements listed on Schedule 7.13(a). TCI Music will cause the Surviving Corporation to pay expenses in advance of the final disposition of any such claim, action, suit, proceeding, or investigation to each Executive to the fullest extent permitted by applicable Legal Requirements upon receipt of any undertaking required or contemplated by applicable Legal Requirements. Without limiting the foregoing, in any case in which approval of or a determination by the Surviving Corporation is required to effectuate any indemnification, (i) the Executives will conclusively be deemed to have met the applicable standards for indemnification with respect to any actions or omissions of such Executives as an officer or director of the Company on or prior to the Effective Time relating to any of the transactions contemplated by this Agreement and (ii) TCI Music shall cause the Surviving Corporation to direct, at the election of any Executive, that the determination of any such approval shall be made by independent counsel selected by the Executive and reasonably acceptable to TCI Music. If any such claim, action, suit, proceeding, or investigation is brought against any Executive (whether arising before or after the Effective Time), (i) the Executive may retain counsel satisfactory to him or her that is reasonably acceptable, and (ii) TCI Music will pay or will cause the Surviving Corporation to pay all reasonable fees and expenses of such counsel for the Executive, as such fees and expenses are incurred, upon receipt of a written undertaking by the Executive that the Executive will repay the amounts so paid if it ultimately is determined that he is not entitled to be indemnified by the Surviving Corporation as authorized by the FBCA. Neither TCI Music nor the Surviving Corporation shall have any obligation hereunder to any Executive when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Executive is not entitled to indemnification hereunder.

              (b) Successors. If TCI Music or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving Person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions will be made so that the successors and assigns of TCI Music or the Surviving Corporation assume the obligations set forth in this Section 7.13.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

              Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger will be subject to the fulfillment at or prior to the Effective Time of the following conditions:

              (a) This Agreement, the Merger and the transactions contemplated by this Agreement shall have been duly approved by the holders of the outstanding Company Stock entitled to vote.

              (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated.

              (c) The Registration Statement on Form S-4 that includes the Joint Proxy Statement/Prospectus shall have become effective in accordance with the provisions of the Securities Act and any necessary state securities law approvals shall have been obtained and no stop orders with respect thereto shall have been issued by the SEC and remain in effect.

              (d) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Legal Requirement that remains in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the transactions contemplated by this Agreement, or that questions the validity or the legality of the transactions contemplated by this Agreement and that could reasonably be expected to materially and adversely affect the value of the business of the Company, it being agreed that each party will use its reasonable best efforts to have any such injunction lifted.

              Section 8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger will be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

              (a) TCI Music and Acquisition Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed by them at or prior to the Effective Time and the representations and warranties of TCI Music and Acquisition Sub set forth in this Agreement if qualified by materiality are true in all respects and if not so qualified are true in all material respects when made and at and as of the Effective Time as if made at and as of such time and the Company shall have received a certificate of TCI Music and Acquisition Sub executed on behalf of each such corporation by the President or a Vice President of such corporation to that effect.

              (b) The Company shall have received the opinion of counsel to TCI Music and Acquisition Sub (which counsel may be an employee of TCI) substantially to the effect set forth in Exhibit B.

              (c) The Company shall have received the opinion of Eric J. Kaplan, Esq. (or such other evidence as may be reasonably satisfactory to the Company) to the effect that the Merger, when completed in accordance with this Agreement, will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code or otherwise shall have been provided with evidence reasonably satisfactory to the Company that the Merger will qualify for such treatment.

              (d) There shall have been no material adverse change in the financial condition, results of operations, assets, liabilities or business of TCI Music since the date of this Agreement.

              (e) TCI (or one or more of its Subsidiaries) and TCI Music shall have entered into an amendment to the Contribution Agreement in accordance with the terms set forth in the term sheet attached as Schedule 8.2(e), together with one or more other agreements as may be necessary to effect the transactions contemplated by such term sheet.

              (f) TCI shall have agreed to extend the maturity of the promissory note dated July 11, 1997, payable by TCI Music to the order of TCI in the principal amount of $40,000,000, for a period, not to exceed 18 months, as may reasonably be required to permit TCI Music to obtain other financing sufficient to repay the loan evidenced thereby.

              Section 8.3 Conditions to Obligations of TCI Music and Acquisition Sub to Effect the Merger. The obligations of TCI Music and Acquisition Sub to effect the Merger will be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

              (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed by it at or prior to the Effective Time and, except as contemplated or permitted by this Agreement, the representations and warranties of the Company set forth in this Agreement if qualified by materiality are true in all respects and if not so qualified are true in all material respects when made and at and as of the Effective Time as if made at and as of such time, and TCI Music and Acquisition Sub shall have received a certificate of the Company executed on behalf of the Company by the President or an Executive Vice President of the Company to that effect.

              (b) All consents of third parties required to be obtained with respect to the Merger and the other transactions contemplated by this Agreement shall have been obtained, including consents of the Federal Communications Commission to the acquisition by TCI Music of an interest in VJN LPTV Corp. and other Governmental Entities.

              (c) The number of Dissenting Shares do not exceed 15% of the issued and outstanding shares of Company Stock.

              (d) There shall have been no material adverse change in the financial condition, results of operations, assets, liabilities or business of the Company since the date of this Agreement.

              (e) TCI Music shall have received the opinion of Lucio, Mandler, Croland, Bronstein, Garbett, Stiphany & Martinez, P.A., counsel to the Company, substantially to the effect set forth in Exhibit C.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

              Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company:

              (a) by mutual consent of the Board of Directors of TCI Music and the Board of Directors of the Company;

              (b) by either TCI Music or the Company (i) if at the Meeting (including any postponement or adjournment thereof), this Agreement, the Merger and the transactions contemplated by this Agreement are not approved and adopted by the affirmative vote specified herein or (ii) after July 11, 1998, if the Merger has not been consummated on or before such date and so long as the terminating party is not in breach of any of its obligations hereunder in any material respect as of the time such party gives notice of its election to terminate this Agreement and, if the Company is the terminating party, so long as none of the Company Shareholders is in breach of any obligations under the Voting Agreement as of the time that the Company gives notice of its election to terminate this Agreement;

              (c) by the Company, provided the Company is not in breach of any of its obligations under this Agreement in any material respect and none of the Company Shareholders is in breach of any obligations under the Voting Agreement, in each case as of the time that the Company gives notice of its election to terminate this Agreement, if any of the conditions specified in
Section 8.1 or Section 8.2 have not been satisfied or waived by the Company (or, in the case of Section 8.1, waived by the Company, TCI Music and Acquisition Sub) at such time as such condition is no longer capable of satisfaction;

              (d) by the Company, provided the Company is not, in any material respect, in breach of any of its obligations under Section 7.12 or any other provision of this Agreement and none of the Company Shareholders is in breach of any obligations under the Voting Agreement, in each case as of the time that the Company gives notice of its election to terminate this Agreement, if the Company is presented with an unsolicited Acquisition Proposal that, taking into account all relevant factors (including the nature and amount of consideration to the Company's shareholders and the certainty of, and time requirement for, completion of the transactions proposed in such Acquisition Proposal), is more favorable to the Company's shareholders from a financial point of view than the transactions contemplated by this Agreement; or

              (e) by TCI Music, provided that neither TCI Music nor Acquisition Sub is in breach of any of its obligations hereunder in any material respect as of the time TCI Music gives notice of its election to terminate this Agreement, if any of the conditions specified in Section 8.1 or
Section 8.3 have not been met or waived by TCI Music (or, in the case of Section 8.1, waived by TCI Music, Acquisition Sub and the Company) at such time as such condition is no longer capable of satisfaction.

              Section 9.2 Effect of Termination. In the event of termination of this Agreement by either TCI Music or the Company, as provided above, this Agreement will forthwith become void and (except for the willful breach of this Agreement by any party to this Agreement) there will be no liability on the part of any of the Company, TCI Music or Acquisition Sub.

              Section 9.3 Amendment. This Agreement may be amended by the parties to this Agreement, by or pursuant to action taken by all of their Boards of Directors, at any time before or after approval of this Agreement by the shareholders of the Company and prior to the Effective Time, but, after such approval, no amendment will be made that alters the indemnification provisions of Section 7.2, changes the ratio at which Company Common Stock is to be converted into TCI Music Preferred Stock as provided in Section 3.2 or changes, in any way adverse to such shareholders, the terms of the TCI Music Preferred Stock or that in any other way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to this Agreement.

              Section 9.4 Waiver. At any time prior to the Effective Time, the parties to this Agreement, by or pursuant to action taken by their respective Boards of Directors, may (i) extend the time for performance of any of the obligations or other acts of the other parties to this Agreement, (ii) waive any inaccuracies in the representations and warranties set forth in this Agreement or in any documents delivered pursuant to this Agreement and (iii) waive compliance with any of the agreements or conditions set forth in this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver will be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                        GENERAL PROVISIONS; DEFINITIONS

              Section 10.1 Non-Survival of Representations, Warranties and Agreements. No representations and warranties contained in this Agreement will survive beyond the Closing Date. This Section 10.1 will not limit any covenant or agreement of the parties to this Agreement that by its terms requires performance after the Closing Date.

              Section 10.2 Notices. All notices or other communications under this Agreement will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

              If to the Company:           The Box Worldwide, Inc.
                                           1221 Collins Avenue
                                           Miami Beach, Florida
                                           Attention:  President
                                           Telecopy No.:  (305) 674-4906

              With a copy to:              Lucio, Mandler, Croland, Bronstein,
                                           Garbett, Stiphany & Martinez, P.A.
                                           701 Brickell Avenue, Suite 2000
                                           Miami, Florida  33131
                                           Attention: Leslie J. Croland, Esq.
                                           Telecopy No.: (303) 375-8075

              If to TCI Music or
                   Acquisition Sub:        TCI Music, Inc.
                                           Terrace Tower II
                                           5619 DTC Parkway
                                           Englewood, Colorado  80111-3000
                                           Attention:  David B. Koff, President
                                           Telecopy No.:  303-721-5443

              With a copy to:              Legal Department
                                           Terrace Tower II
                                           5619 DTC Parkway
                                           Englewood, Colorado  80111-3000
                                           Telecopy No.:  (303) 488-3217

              With a copy to:              Sherman & Howard L.L.C.
                                           633 Seventeenth Street
                                           Suite 3000
                                           Denver, Colorado  80202
                                           Attention:  Charles Y. Tanabe, Esq.
                                           Telecopy No.:  (303) 298-0940

or to such other addresses as any party may have furnished to the other parties in writing in accordance with this Section.

              Section 10.3 Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such expenses. Subject to the provisions of Section 7.2(g), the Company's expenses relating to the transactions contemplated by this Agreement, including fees of Lucio, Mandler, Croland, Bronstein, Garbett, Stiphany & Martinez, P.A., counsel to the Company, will be paid or accrued by the Company prior to the Effective Time.

              Section 10.4 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

              Section 10.5 Third Party Beneficiaries. The parties to this Agreement agree that the Company's shareholders, officers, directors and employees are intended third party beneficiaries of the terms of this Agreement, to the extent such terms refer expressly to such Persons, with full rights hereunder as if each of them were a party to this Agreement.

              Section 10.6 Entire Agreement. This Agreement will be of no force or effect until executed and delivered by all of the parties to this Agreement.

              Section 10.7 Miscellaneous. This Agreement (including the documents and instruments referred to in this Agreement) when executed and delivered, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement. This Agreement may be executed in two or more counterparts which together will constitute a single agreement. Any certificate delivered pursuant to this Agreement will be made without personal liability on the part of the officer or employee of the Person giving such certificate.

              Section 10.8  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

                     (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE UNDER, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE. The parties hereby irrevocably submit to the jurisdiction of the court of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section
10.2 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

                     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8.

              IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.



                                 TCI MUSIC, INC.



                                 By: /s/ David B. Koff
                                    --------------------------------------------
                                 Name:David B. Koff
                                      ------------------------------------------
                                 Title:President
                                       -----------------------------------------



                                 TCI ACQUISITION SUB, INC.



                                 By:/s/ David B. Koff
                                    --------------------------------------------
                                 Name:David B. Koff
                                      ------------------------------------------
                                 Title:President
                                       -----------------------------------------


                                 THE BOX WORLDWIDE, INC.



                                 By:/s/ Alan McGlade
                                    --------------------------------------------
                                 Name:Alan McGlade
                                      ------------------------------------------
                                 Title:President and Chief Executive Officer
                                       -----------------------------------------

                                   EXHIBIT A
                                       TO
                          AGREEMENT AND PLAN OF MERGER

                                TCI MUSIC, INC.

                          CERTIFICATE OF DESIGNATIONS

                               __________________

                      SETTING FORTH A COPY OF A RESOLUTION
                     CREATING AND AUTHORIZING THE ISSUANCE
                   OF A SERIES OF PREFERRED STOCK DESIGNATED
                   AS "SERIES A CONVERTIBLE PREFERRED STOCK"
                       ADOPTED BY THE BOARD OF DIRECTORS
                               OF TCI MUSIC, INC.

                              ____________________


         The undersigned, President and Secretary, respectively, of TCI Music, Inc., a Delaware corporation (the "Corporation"), hereby certify that the Board of Directors duly adopted the following resolutions creating a series of preferred stock designated as "Series A Convertible Preferred Stock":

                 "BE IT RESOLVED that, pursuant to authority expressly granted by the provisions of the Certificate of Incorporation of this Corporation, the Board of Directors hereby creates and authorizes the issuance of a series of preferred stock, par value $.01 per share, of this Corporation, to consist of __________ shares, and hereby fixes the designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the shares of such series (in addition to the designations, preferences and relative, participating, limitations or restrictions thereof set forth in the Certificate of Incorporation that are applicable to preferred stock of all series or to all stock) as follows:

                 1. Designation. The designation of the series of preferred stock, par value $.01 per share, of this Corporation authorized hereby is "Series A Convertible Preferred Stock" (the "Series A Convertible Preferred Stock").

                 2. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 2 shall have the meanings herein specified:

                 Board of Directors: The Board of Directors of this Corporation and any authorized committee thereof.

                 Business Day:   Any day other than a Saturday, a Sunday or a
day on which banking institutions in Denver, Colorado are required or authorized to be closed.

                 Capital Stock: Any and all shares, interests, participations or other equivalents (however designated) of corporate stock of this Corporation.

                 Closing Price: For any security on any Business Day, (a) the last reported sale price, regular way, of such security (or, if no reported sale takes place on that day, the average of the reported closing bid and asked prices, regular way) on the composite tape, or if such security is not quoted on the composite tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such security is listed or admitted to trading, (b) if such security is not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted closing bid and asked prices if there were no reported sales) as reported by NASDAQ or any comparable system, or (c) if such security is not quoted on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by this Corporation.

                 Common Stock: The Series A Common Stock and Series B Common Stock.

                 Conversion Rate:  As defined in Section 5(b).

                 Convertible Securities: Securities of this Corporation, other than the Series B Common Stock, that are convertible into Series A Common Stock.

                 Debt Instrument: Any bond, debenture, note, indenture, guarantee or other instrument or agreement evidencing any Indebtedness, whether existing at the Issue Date or thereafter created, incurred, assumed or guaranteed.

                 Deemed Liquidation Event:  As defined in Section 4.

                 Indebtedness: Any (a) liability, contingent or otherwise, of this Corporation (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of this Corporation or only to a portion thereof), (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given other than in connection with the acquisition of inventory or similar property in the ordinary course of business, or (iii) for the payment of money relating to an obligation under a lease that is required to be capitalized for financial accounting purposes in accordance with generally accepted accounting principles; (b) liabilities of others described in the preceding clause (a) which this Corporation has guaranteed or which is otherwise its legal liability; (c) obligations secured by a mortgage, pledge, lien, charge or other encumbrance to which the property or assets of this Corporation are subject whether or not the obligations secured thereby shall have been assumed by or shall otherwise be this Corporation's legal liability; and (d) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses
(a), (b) and (c) above.

                 Issue Date: The date on which any shares of the Series A Convertible Preferred Stock are first issued or first deemed to have been issued.

                 Junior Securities: All shares of Common Stock and any other class or series of stock of this Corporation authorized after the Issue Date except Parity Securities and Senior Securities.

                 Liquidation Value: For each Share of the Series A Convertible Preferred Stock, the sum of $ [three times the Purchase Price Benchmark], increased on each anniversary of the Issue Date by an amount equal to the product of that sum (as previously increased) and the greater of (a) the percentage increase, if any, in the Consumer Price Index, All Urban Consumers (CPI-U), U.S. City Average, All Items, as published by the U.S. Department of Labor, Bureau of Labor Statistics (or any similar successor index), from the last day of the calendar month immediately preceding the Issue Date (or if the Issue Date is the last day of a calendar month, the Issue Date) or from the last day of the calendar month immediately preceding the previous anniversary of the Issue Date (or if the Issue Date is the last day of a calendar month, the previous anniversary of the Issue Date), as applicable, in any event not to exceed 5% in any year, and (b) 3%.

                 Market Price: For any Capital Stock, as of any date of determination, the average of the daily Closing Prices of such stock for 10 consecutive Business Days ending on the Business Day immediately before the date of determination if there is a public market for such stock, and if there is no public market for such stock, any other method of determining the market price of such stock as the Board of Directors shall from time to time deem to be fair. The Market Price of any Capital Stock shall be appropriately adjusted to reflect the effects of any stock dividend, stock split, reclassification or combination affecting such Capital Stock, the record date, ex-dividend date or similar date of which occurs during the period in which the Market Price is to be determined.

                 NASDAQ: The National Association of Securities Dealers Automated Quotation System.

                 Parity Securities: Any class or series of stock of this Corporation authorized after the Issue Date that is entitled to receive payment of dividends on a parity with the Series A Convertible Preferred Stock or is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of this Corporation on a parity with the Series A Convertible Preferred Stock.

                 Person: Any human being or any corporation, limited liability company, partnership, trust, association, government or other entity.

                 Purchase Price Benchmark: $_________ [(i.e., the average of the averages of the closing bid and asked prices of one share of Series A Common Stock for a period of 20 consecutive Business Days ending on the third Business Day prior to the Issue Date)]. The Purchase Price Benchmark will be appropriately adjusted to reflect the effects of any stock dividend, stock split, reclassification or combination affecting the Series A Common Stock, the record date, ex-dividend date or similar date of which occurs during the period in which the Purchase Price Benchmark initially is to be determined and, after such initial determination, will similarly be adjusted to reflect the effects of any stock dividend, stock split, reclassification or combination affecting the Series A Common Stock.

                 Redemption Date: As to any Share, the date fixed for redemption of such Share as specified in the notice of redemption given in accordance with Section 6(c), provided that if the Redemption Price is not actually paid, or consideration sufficient for the payment thereof set apart solely for such purpose, on such date then the Redemption Date shall be the date on which such Redemption Price is fully paid or consideration sufficient for the payment thereof set apart solely for such purpose.

                 Senior Securities: Any class or series of stock of this Corporation authorized after the Issue Date ranking senior to the Series A Convertible Preferred Stock in respect of the right to receive payment of dividends prior to the Series A Convertible Preferred Stock or the right to receive assets upon liquidation, dissolution or winding up of the affairs of this Corporation prior to the Series A Convertible Preferred Stock.

                 Series A Common Stock: The Series A Common Stock of this Corporation and any Capital Stock of any class or series into which the Series A Common Stock may be changed.

                 Series B Common Stock: The Series B Common Stock of this Corporation and any Capital Stock of any class or series into which the Series B Common Stock may be changed.

                 Share:  As defined in Section 3(a).

                 Voting Stock: With respect to this Corporation, Capital Stock having general voting power under ordinary circumstances to elect directors of this Corporation, but not including any Capital Stock that has or would have such voting power solely by reason of the happening of any contingency.

                 3.       Dividends.

                 (a) Subject to the rights of holders of Senior Securities and to any prohibition or restriction set forth in any security or Debt Instrument, the holders of Series A Convertible Preferred Stock shall be entitled to receive cash dividends from time to time on each share of Series A Convertible Preferred Stock (hereinafter referred to as a "Share"), payable solely out of funds legally available therefor, in an amount equal to the product of (i) the amount of the cash dividend declared on one share of Series A Common Stock or any other security into which the Shares of Series A Convertible Preferred Stock is then convertible and (ii) the number of shares of Series A Common Stock or other security into which one Share of Series A Convertible Preferred Stock may be converted as of the date such dividend is declared. Such dividends shall be payable to holders of Series A Convertible Preferred Stock only if, as and when the Board of Directors declares cash dividends (and not dividends payable in other property) on Series A Common Stock. Dividends shall be payable to the holders of record of Series A Convertible Preferred Stock as of the record date for the determination of Series A Common Stock entitled to receive such cash dividends and shall be payable on the date established by this Corporation for the payment of such dividends to holders of Series A Common Stock.

                 (b) If this Corporation is prohibited or restricted from paying the full dividends which have been declared to holders of the Series A Convertible Preferred Stock and any Parity Securities pursuant to applicable law or the terms of any security or Debt Instrument, the amount available for such payment pursuant to applicable law and which is not restricted by the terms of any security or Debt Instrument shall be distributed among the holders of the Series A Convertible Preferred Stock and any Parity Securities ratably in proportion to the full amounts to which they otherwise would be entitled.

                 4. Liquidation. Upon any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, subject to the prior payment in full of amounts to which any Senior Securities are entitled, the holders of Series A Convertible Preferred Stock shall be entitled to be paid an amount in cash equal to the aggregate Liquidation Value at the date fixed for liquidation of all Shares outstanding before any distribution or payment is made upon any Junior Securities, which payment shall be made pari passu with any such payment made to the holders of any Parity Securities. The holders of Series A Convertible Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of this Corporation after receiving the Liquidation Value per Share. If upon such liquidation, dissolution or winding up the assets of this Corporation to be distributed among the holders of Series A Convertible Preferred Stock and to holders of Parity Securities are insufficient to permit payment in full to such holders of the aggregate amounts which they are entitled to be paid, then the entire assets of this Corporation to be distributed to such holders shall be distributed ratably among them based upon the amounts to which the Shares of Series A Convertible Preferred Stock and such Parity Securities otherwise would be entitled. Any (a) sale or other transfer by this Corporation of all or substantially all of its assets and (b) consolidation, merger or other transaction or series of transactions in which the Persons that are stockholders of this Corporation immediately prior to such transaction or series of transactions do not retain Voting Stock representing at least 50% of the total voting power of all Voting Stock of this Corporation outstanding immediately after such transaction or series of transactions (any such sale, transfer, consolidation, merger or other transaction or series of transactions described in the foregoing clauses (a) or (b) being referred to as a "Deemed Liquidation Event"), shall be deemed to be a liquidation, dissolution or winding up of this Corporation for purposes of this Section 4 occurring on the date such Deemed Liquidation Event is consummated. This Corporation shall mail written notice of any liquidation, dissolution or winding up (including any Deemed Liquidation Event) to each record holder of Series A Convertible Preferred Stock not less than 20 days (or 10 days in the case of a Deemed Liquidation Event that is a tender offer) prior to the payment date stated in such written notice. Holders of Series A Convertible Preferred Stock shall have the right to convert their Shares to Series A Common Stock pursuant to Section 5 at any time prior to the close of business on the Business Day immediately preceding the date of liquidation or dissolution (or the date of consummation of any Deemed Liquidation Event).

                 5.       Conversion.

                 (a) Subject to the provisions of Section 6 hereof, each Share of Series A Convertible Preferred Stock may be converted by the holder thereof at any time in whole or in part (but if in part, in amounts not less than 100 Shares or any whole multiple thereof) at such time, in such manner and upon such terms and conditions as are provided in this Section 5 into fully paid and non-assessable shares of Series A Common Stock at the Conversion Rate (as defined below). In the case of Shares called for redemption by this Corporation pursuant to Section 6(a), the conversion right provided by this
Section 5 shall terminate at the close of business on the Business Day immediately preceding the applicable Redemption Date. In the case of Shares required to be redeemed pursuant to Section 6(b), the conversion right provided by this Section 5 shall terminate immediately upon receipt by this Corporation of a notice given pursuant to such Section. In case cash, securities or property other than Series A Common Stock shall be payable, deliverable or issuable upon conversion as provided herein, then all references to Series A Common Stock in this Section 5 shall be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property or other securities. Whenever this Section 5 refers to the number of shares of Series A Common Stock outstanding, such number shall include any shares of such stock issuable upon exercise of rights or warrants or upon conversion of Convertible Securities.

                 (b) Subject to the provisions for adjustment hereinafter set forth in this Section 5, the Series A Convertible Preferred Stock may be converted into Series A Common Stock at the initial conversion rate of three fully paid and non-assessable shares of Series A Common Stock for one share of the Series A Convertible Preferred Stock. This conversion rate as from time to time adjusted cumulatively pursuant to the provisions of this Section is hereinafter referred to as the "Conversion Rate."

                 (c) In case this Corporation shall (i) pay a dividend or make a distribution on its outstanding shares of Series A Common Stock in shares of its Capital Stock, (ii) subdivide the then outstanding shares of Series A Common Stock into a greater number of shares of Series A Common Stock,
(iii) combine the then outstanding shares of Series A Common Stock into a smaller number of shares of Series A Common Stock, or (iv) issue by reclassification of its shares of Series A Common Stock any shares of any other class of Capital Stock of this Corporation (including any such reclassification in connection with a merger in which this Corporation is the surviving corporation), then the Conversation Rate in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of each share of the Series A Convertible Preferred

Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Capital Stock of this Corporation that such holder would have owned or been entitled to receive immediately following such action had such shares of Series A Convertible Preferred Stock been converted immediately prior to such time. An adjustment made pursuant to this Section 5(c) for a dividend or distribution shall become effective immediately after the record date for the dividend or distribution and an adjustment made pursuant to this Section 5(c) for a subdivision, combination or reclassification shall become effective immediately after the effective date of the subdivision, combination or reclassification. Such adjustment shall be made each time any action listed above is taken.

                 (d) In case this Corporation issues any Series A Common Stock or rights or warrants to subscribe for or purchase shares of Series A Common Stock or Convertible Securities ("Additional Securities") for consideration per share of Series A Common Stock (including, in the case of Convertible Securities, the aggregate amount of any additional consideration payable upon conversion or exercise thereof, determined as provided below) less than the then current Market Price per share of Series A Common Stock, the number of shares of Series A Common Stock into which each Share shall thereafter be convertible shall be determined by multiplying the number of shares of Series A Common Stock into which such Share was convertible immediately prior to the issuance of such Additional Securities by a fraction of which the numerator shall be the number of shares of Series A Common Stock outstanding prior to such issuance plus the number of additional shares of Series A Common Stock offered for subscription or purchase (or into which the Convertible Securities so offered are initially convertible) and of which the denominator shall be the number of shares of Series A Common Stock outstanding immediately prior to the issuance of such Additional Securities plus the number of shares of Series A Common Stock which the aggregate consideration received in respect of the total number of shares of Series A Common Stock so offered (plus the aggregate amount of any additional consideration payable upon conversion or exercise of the Convertible Securities so offered) would purchase at the then current Market Price per share of Series A Common Stock.

                 In case of the issuance (otherwise than upon conversion of shares of Capital Stock of this Corporation) of additional shares of Series A Common Stock or Convertible Securities for consideration that consists in whole or in part of property other than cash, the amount of the consideration other than cash received by this Corporation for such shares shall be deemed to be the value of such consideration as determined by the Board of Directors, whose determination shall be conclusive. In case of the issuance by this Corporation of any rights to subscribe for or to purchase shares of Series A Common Stock or Convertible Securities, all shares of Series A Common Stock or Convertible Securities to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights shall be deemed outstanding as of the date of the offering of such rights, and the minimum aggregate consideration named in such rights for the shares of Series A Common Stock or Convertible Securities covered thereby, plus the consideration, if any, received by this Corporation for such rights shall be deemed to be the aggregate consideration received by this Corporation as of the date of the offering of such rights for the issuance of such shares. In case of the issuance by this Corporation of Convertible Securities, all shares of Series A Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be deemed issued as of the date such Convertible Securities are issued, and the amount of the aggregate consideration received by this Corporation for such additional shares of Series A Common Stock shall be deemed to be the total of
(x) the amount of consideration received by this Corporation upon the issuance of such Convertible Securities, plus (y) the minimum aggregate consideration, if any, other than such Convertible Securities, payable to this Corporation upon such conversion or exchange. On the expiration of any such rights or warrants to purchase Series A Common Stock or the termination of any right of conversion which is the subject of an adjustment hereunder (or upon any change in the number of shares of Series A Common Stock issuable upon such exercise or conversion) the Conversion Rate then in effect shall be readjusted to such Conversion Rate as would have been in effect had the adjustments made upon the issuance of such rights, warrants or Convertible Securities been made upon the basis only of issuance of the number of shares of Series A Common Stock actually issued or to be issued upon the exercise of such rights or warrants or conversion of such Convertible Securities.

                 (e) In case this Corporation shall distribute to all holders of shares of Series A Common Stock (including any such distribution made in connection with a merger in which this Corporation is the surviving corporation, other than a merger to which Section 5(g) is applicable) any evidences of its indebtedness or assets (other than cash dividends, Capital Stock or rights to acquire Capital Stock), then in each such case the number of shares of Series A Common Stock into which each Share of Series A Convertible Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Series A Common Stock into which such Share was convertible immediately prior to the record date for the determination of stockholders entitled to receive the distribution by a fraction of which the numerator shall be the then current Market Price per share of Series A Common Stock on such record date and of which the denominator shall be the then current Market Price per share of Series A Common Stock less the value on such record date (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Series A Common Stock. Such adjustment shall be made each time any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                 (f) For the purpose of any determination of value to be made by the Board of Directors hereunder, the Board of Directors shall specify in reasonable detail the results of and basis for such determination in the notice delivered pursuant to Section 5(h).

                 (g) In case of any reclassification or change in the Series A Common Stock (other than any reclassification or change referred to in Section 5(c) and other than a change in par value) or in case of any consolidation of this Corporation with any other Person or any merger of this Corporation into another Person or of another Person into this Corporation (other than (i) a merger in which this Corporation is the continuing corporation and which does not result in any reclassification or change (other than a change in par value or any reclassification or change to which Section 5(c) is applicable) in the outstanding Series A Common Stock or (ii) a Deemed Liquidation

Event), this Corporation (or its successor in such consolidation or merger) shall make appropriate provision so that each holder of a Share of Series A Convertible Preferred Stock shall have the right thereafter to convert such Share into the kind and amount of shares of stock and other securities and property that such holder would have owned immediately after such reclassification, change, consolidation or merger if such holder had converted such Share into Series A Common Stock immediately prior to the effective date of such reclassification, change, consolidation, merger (assuming for this purpose (to the extent applicable) that such holder failed to exercise any rights of election and received per share of Series A Common Stock the kind and amount of shares of stock and other securities and property received per share by a plurality of the non-electing shares), and the holders of the Series A Convertible Preferred Stock shall have no other conversion rights under these provisions; provided, that effective provision shall be made in the constituent and governing documents of the resulting or surviving Person or otherwise so that the provisions set forth herein for the protection of the conversion rights of the Series A Convertible Preferred Stock shall thereafter be made applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Series A Convertible Preferred Stock remaining outstanding or other convertible preferred stock or other Convertible Securities received by the holders of Series A Convertible Preferred Stock in place thereof; and provided further, that any such resulting or surviving Person or purchaser shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or other property as the holders of the Series A Convertible Preferred Stock remaining outstanding, or other convertible preferred stock or other Convertible Securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights as above provided.

                 (h) Whenever the Conversion Rate shall be adjusted or any other event affecting the conversion rights of the holders of Series A Convertible Preferred Stock shall occur as provided in Sections 5(c), (d), (e) or (g), this Corporation shall promptly cause a notice to be mailed to the holders of record of the Series A Convertible Preferred Stock describing the nature of the event requiring such adjustment, the Conversion Rate in effect immediately thereafter and the kind and amount of stock or other securities or property into which the Series A Convertible Preferred Stock shall be convertible after such event. Such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of Section 5(j).

                 (i) This Corporation may, but shall not be required to, adjust the Conversion Rate if such adjustment would require an increase or decrease of less than 1% in such Conversion Rate; provided, however, that any adjustments which by reason of this Section 5(i) are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. In any case in which this Section 5(i) shall require that an adjustment shall become effective immediately after a record date for such event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any shares of Series A Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Series A Common Stock or other Capital Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Series A Common Stock or other Capital Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder cash in lieu of any fractional share to which such holder is entitled pursuant to Section 5(n); provided, however, that if requested by such holder, this Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Series A Common Stock or other Capital Stock, and such cash, upon the occurrence of the event requiring such adjustment.

                 (j)      If at any time:

                          (i) this Corporation takes any action which would require an adjustment in the Conversion Rate pursuant to this
                 Section 5;

                          (ii) there occurs any capital reorganization or reclassification of the Series A Common Stock (other than a change in par value), or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of this Corporation is required, or any sale or other transfer of all or substantially all of the assets of the Corporation, or a tender offer for shares of Series A Common Stock constituting at least a majority of the total voting power represented by the outstanding shares of Series A Common Stock which has been recommended by the Board of Directors as being in the best interests of the holders of Series A Common Stock; or

                          (iii)    there is a voluntary or involuntary
                 dissolution, liquidation or winding up of this Corporation;

then this Corporation shall give written notice, in the manner provided in
Section 6(c) hereof, to the holders of the Series A Convertible Preferred Stock at their respective addresses as the same appear on the books of the Corporation, at least 20 days (or 10 days in the case of a recommended tender offer as specified in clause (ii) above) prior to any record date for such action, dividend or distribution or the date as of which it is expected that holders of Series A Common Stock of record shall be entitled to exchange their shares of Series A Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, tender offer, dissolution, liquidation or winding up; provided, however, that any notice required by any event described in clause (ii) of this
Section 5(j) shall be given in the manner and at the time that such notice is given to the holders of Series A Common Stock. Without limiting the obligations of this Corporation to provide notice of corporate actions hereunder, the failure to give the notice required by this Section 5(j) or any defect therein shall not affect the legality or validity of any such corporate action of the Corporation or the vote upon such action.

                 (k) Before any holder of Series A Convertible Preferred Stock shall be entitled to convert the same into Series A Common Stock, such holder shall surrender the certificate or certificates for such Series A Convertible Preferred Stock at the office of this Corporation or at the office of the transfer agent for the Series A Convertible Preferred Stock, which certificate or certificates, if this Corporation shall so request, shall be duly endorsed to this Corporation or in blank or accompanied by proper instruments of transfer to this Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to this Corporation), and shall given written notice to this Corporation at said office that it elects to convert all or a part of the Shares represented by said certificate or certificates in accordance with the terms of this Section 5, and shall state in writing therein the name or names in which such holder wishes the certificates for Series A Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Series A Convertible Preferred Stock and the Corporation, whereby the holder of such Series A Convertible Preferred Stock shall be deemed to subscribe for the amount of Series A Common Stock which such holder shall be entitled to receive upon conversion of the number of Shares of Series A Convertible Preferred Stock to be converted, and, in satisfaction of such subscription, to deposit the shares of Series A Convertible Preferred Stock to be converted, and thereby this Corporation shall be deemed to agree that the surrender of the Shares of Series A Convertible Preferred Stock to be converted shall constitute full payment of such subscription for Series A Common Stock to be issued upon such conversion. This Corporation shall as soon as practicable after such deposit of a certificate or certificates for Series A Convertible Preferred Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of this Corporation or of said transfer agent to the person for whose account such Series A Convertible Preferred Stock was so surrendered, or to his nominee(s) or, subject to compliance with applicable law, transferee(s), a certificate or certificates for the number of full shares of Series A Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided. If surrendered certificates for Series A Convertible Preferred Stock are converted only in part, this Corporation shall issue and deliver to the holder, or to his nominee(s), without charge therefor, a new certificate or certificates representing the unconverted Shares. Such conversion shall be deemed to have been made as of the date of such surrender of the Series A Convertible Preferred Stock to be converted, and the Person or Persons entitled to receive the Series A Common Stock issuable upon conversion of such Series A Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Series A Common Stock on such date.

                 The issuance of certificates for shares of Series A Common Stock upon conversion of shares of Series A Convertible Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance, provided, however, if any such certificate is to be issued in a name other than that of the registered holder of the share or shares of Series A Convertible Preferred Stock converted, the Person or Persons requesting the issuance thereof shall pay to this Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of this Corporation that such tax has been paid.

                 This Corporation shall not be required to convert any shares of Series A Convertible Preferred Stock, and no surrender of Series A Convertible Preferred Stock shall be effective for that purpose, while the stock transfer books of this Corporation are closed for any purpose. The surrender of Series A Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Series A Convertible Preferred Stock was surrendered.

                 (l) This Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Series A Convertible Preferred Stock, such number of shares of Series A Common Stock as shall be issuable upon the conversion of all outstanding Shares, provided that nothing contained herein shall be construed to preclude this Corporation from satisfying its obligations in respect of the conversion of Shares of Series A Convertible Preferred Stock by delivery of shares of Series A Common Stock which are held in the treasury of this Corporation. This Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Series A Common Stock issuable upon conversion of Shares of Series A Convertible Preferred Stock at the Conversion Rate in effect from time to time shall, upon issue, be duly and validly authorized and issued, fully paid and non-assessable and free of any preemptive or similar rights.

                 (m) All Shares of Series A Convertible Preferred Stock received by this Corporation upon conversion thereof into Series A Common Stock shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock and may be reissued as part of another series of the preferred stock of this Corporation, but such shares shall not be reissued as Series A Convertible Preferred Stock.

                 (n) This Corporation shall not be required to issue fractional shares of Series A Common Stock or scrip upon conversion of the Series A Convertible Preferred Stock. As to any fraction of a share of Series A Common Stock which a holder of one or more Shares otherwise would be entitled to receive upon conversion of such Shares, this Corporation shall pay cash in respect of such fraction in an amount equal to the same fraction of the Market Price per share of Series A Common Stock as of the date notice of conversion of such Shares is received by this Corporation.

                 (o) Anything herein to the contrary notwithstanding, no adjustment shall be made in respect of shares of Series A Common Stock issued (or issuable upon exercise of options, warrants or other rights to acquire Series A Common Stock or upon exercise or conversion of Convertible Securities) to officers, directors, employees or agents of this Corporation or its subsidiaries under plans or arrangements approved by the Board of Directors.

                 6.       Redemption.

                 (a) All or any portion of the Shares of Series A Convertible Preferred Stock may be redeemed out of funds legally available therefor, at the option of this Corporation exercised by giving written notice as prescribed by Section 6(c), (i) during the 30-day periods immediately following the fourth, sixth and eighth anniversaries of the Issue Date, (ii) at any time after the Closing

Price of the Series A Common Stock equals or exceeds 125% of the Purchase Price Benchmark for a period of at least 30 consecutive Business Days, and (iii) at any time after the tenth anniversary of the Issue Date, in each case at the Liquidation Value per Share as of the applicable Redemption Date. If only a portion of the outstanding Shares are redeemed, the Shares to be redeemed shall be redeemed ratably among all holders of Series A Convertible Preferred Stock.


                 (b) Subject to the rights of the holders of Senior Securities and to any prohibition or restriction set forth in any security or Debt Instrument, each holder of Series A Convertible Preferred Stock may require this Corporation to redeem, out of funds legally available therefor, all or any portion of the outstanding Shares of Series A Convertible Preferred Stock held by it at any time after the tenth anniversary of the Issue Date at the Liquidation Value per Share as of the applicable Redemption Date by giving written notice to this Corporation stating the number of Shares such holder elects to have this Corporation redeem. This Corporation shall redeem, out of funds legally available therefor, the Shares so requested to be redeemed within 30 days following this Corporation's receipt of such notice. If the funds of this Corporation legally available for redemption of Shares are insufficient to redeem the total number of Shares required to be redeemed pursuant to this
Section 6(b), those funds which are legally available for redemption of such Shares shall be used to redeem the maximum possible number of such Shares ratably among the holders that have required Shares to be redeemed and any Parity Securities that are required by their terms to be redeemed. At any time thereafter when additional funds of this Corporation are legally available for such purpose, such funds shall immediately be used to redeem the Shares this Corporation failed to redeem on such Redemption Date until the balance of such Shares are redeemed.

                 (c) Notice of any redemption pursuant to this Section 6 shall be mailed, first class, postage prepaid, not less than 20 days (or 10 days in the case of a redemption pursuant to Section 6(b)) nor more than 60 days prior to the Redemption Date, to the holders of record of the shares of Series A Convertible Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of this Corporation or are supplied by them in writing to this Corporation for the purpose of such notice. No failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Series A Convertible Preferred Stock. Such notice shall set forth the Liquidation Value, the Redemption Date, the number of Shares to be redeemed and the place at which the Shares called for redemption shall, upon presentation and surrender of the stock certificates evidencing such Shares, be redeemed.

                 (d) If notice of any redemption by this Corporation pursuant to this Section 6 shall have been mailed as provided in Section 6(c) and if on or before the Redemption Date specified in such notice the consideration necessary for such redemption shall have been set apart so as to be available therefor and only therefor, then on and after the close of business on the Redemption Date, the Shares called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and all rights with respect to such Shares shall forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the consideration payable upon redemption thereof. Nothing in this Section 6(d) shall affect the rights of holders of Series A Convertible Preferred Stock to convert such Shares into Series A Common Stock in accordance with the provisions of Section 5.

                 (e) All Shares of Series A Convertible Preferred Stock redeemed, retired, purchased or otherwise acquired by this Corporation shall be retired and shall be restored to the status of authorized and unissued shares and may be reissued as part of another series of the preferred stock of this Corporation, but such shares shall not be reissued as Series A Convertible Preferred Stock.

                 (f) If this Corporation shall fail to redeem on a Redemption Date pursuant to Section 6(b) all Shares of Series A Convertible Preferred Stock required by the holders thereof to be redeemed on such date, this Corporation shall not redeem, or discharge any sinking fund obligation with respect to, any Parity Securities (except pro rata with any Series A Convertible Preferred Stock redeemed) or Junior Securities, until all outstanding shares of Series A Convertible Preferred Stock and Parity Securities are redeemed, and shall not purchase or otherwise acquire any Shares of Series A Convertible Preferred Stock, Parity Securities or Junior Securities. Nothing contained in this Section 6(f) shall prevent the purchase or acquisition (i) of Shares of Series A Convertible Preferred Stock and Parity Securities pursuant to a purchase or exchange offer or offers made to holders of all outstanding Shares of Series A Convertible Preferred Stock and Parity Securities, provided that (A) as to holders of all outstanding Shares of Series A Convertible Preferred Stock, the terms of the purchase or exchange offer for all such Shares are identical, (B) as to holders of all outstanding shares of a particular series or class of Parity Securities, the terms of the purchase or exchange offer for all such shares are identical, and (C) as among holders of all outstanding Shares of Series A Convertible Preferred Stock and Parity Securities, the terms of each purchase or exchange offer or offers are substantially identical relative to the liquidation price of the Shares of Series A Convertible Preferred Stock and each series or class of Parity Securities, or (ii) of shares of Series A Convertible Preferred Stock, Parity Securities or Junior Securities in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds of the sale of, shares of Junior Securities. The provisions of this
Section 6(f) are for the benefit of holders of Series A Convertible Preferred Stock and Parity Securities and accordingly, at any time when there are no Parity Securities outstanding, the provisions of this Section 6(f) shall not restrict any redemption by this Corporation of Shares held by any holder.

                 7. Voting Rights. The holders of the Series A Convertible Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Series A Common Stock. Each Share shall entitle the registered holder thereof to a number of votes equal to the number of shares of Series A Common Stock into which such Share is convertible as of the record date for the matter to be voted upon. Holders of Series A Convertible Preferred Stock shall vote together with holders of Series A Common Stock and shall not be entitled to vote as a class except as otherwise required by law or this Corporation's Certificate of Incorporation.

                 8. Amendment. No amendment or modification of the designation, rights, preferences, and limitations of the Shares set forth herein shall be binding or effective without the prior consent of the holders of record of Shares representing a majority of the voting power of all Shares outstanding at the time such action is taken.

                 9. No Preemptive Rights. Holders of Series A Convertible Preferred Stock shall not have any preemptive right to purchase or subscribe for any class or series of securities issued by this Corporation after the Issue Date.

                 10. Exclusion of Other Rights. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to holders of Series A Convertible Preferred Stock, the Shares of Series A Convertible Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these resolutions (as such resolutions may, subject to Section 8, be amended from time to time) and in the Certificate of Incorporation of this Corporation.

                 11. Headings. The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                 FURTHER RESOLVED that the appropriate officers of this Corporation are hereby authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded in accordance with the requirements of Section 151(g) of the General Corporation Law of the State of Delaware."




                                        ----------------------------------------
                                        President


ATTEST:


---------------------------------------
              Secretary